Exhibit 10.4
EXECUTION VERSION
AMENDED AND RESTATED
SERVICING AGREEMENT
dated as of
December 1, 2006
among
FORD MOTOR CREDIT COMPANY,
as Servicer with respect to the Collateral Specified Interests and as Lender
CAB EAST HOLDINGS, LLC,
CAB WEST HOLDINGS, LLC, and
FCALM HOLDINGS, LLC,
as Holders of the Collateral Specified Interest Certificates
and
HTD LEASING LLC,
as Collateral Agent

Exhibit 10.4
EXECUTION VERSION
TABLE OF CONTENTS

Page
ARTICLE I

USAGE AND DEFINITIONS

ARTICLE II

DESIGNATION

Section 2.1 Designation	2
Section 2.2 Direction to the Servicer	2
Section 2.3 Servicing Supplement	3

ARTICLE III

THE SERVICER

Section 3.1 Appointment of Servicer	4
Section 3.2 Representations of the Servicer	4
Section 3.3 Liability of the Servicer; Indemnities	5
Section 3.4 Merger or Consolidation of, or Assumption of the Obligations of, Servicer	7
Section 3.5 Delegation of Duties	8
Section 3.6 Ford Credit Not to Resign as Servicer	8
Section 3.7 Insurance	8
Section 3.8 Execution of Documents; Licenses and Applications	9
Section 3.9 Fees and Expenses	9
Section 3.10 Termination	10

ARTICLE IV

PURCHASE OF LEASES AND LEASED VEHICLES

Section 4.1 Origination by Dealers; Role of Servicer	10
Section 4.2 Administration and Titling of Leased Vehicles	11
Section 4.3 Purchase of Leases and Leased Vehicles	11
Section 4.4 Listing of Vehicle Identification Numbers	12

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Page
ARTICLE V

COLLECTIONS AND APPLICATION OF FUNDS

Section 5.1 Remittance	12
Section 5.2 Establishment of Certain Accounts	12
Section 5.3 Investment of Amounts in the Bank Accounts	14

ARTICLE VI

ADMINISTRATION AND SERVICING OF LEASES

Section 6.1 Duties of Servicer	15
Section 6.2 Collection of Payments	16
Section 6.3 Allocation of Collections	16
Section 6.4 Other Authorized Actions with Respect to the Servicing of the Collateral Leases	17
Section 6.5 Custody of Collateral Lease Files; Custodial Duties	17
Section 6.6 Maintenance of Record Interests in Collateral Leased Vehicles	19
Section 6.7 No Impairment	20

ARTICLE VII

SALE OF COLLATERAL LEASED VEHICLES

Section 7.1 Termination of Collateral Leases; Return of Collateral Leased Vehicles	20
Section 7.2 Sale of Collateral Leased Vehicles	20
Section 7.3 Security Deposits	21

ARTICLE VIII

SERVICER DEFAULT

Section 8.1 Facility Servicer Event of Default	21
Section 8.2 Revolving Facility Servicer Events of Default	22
Section 8.3 Exchange Note Servicer Events of Default	23
Section 8.4 Appointment of Successor Servicer	25
Section 8.5 Waiver of Servicer Event of Default	27
Section 8.6 Non-Solicitation of Dealers and Lessees	28

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          AMENDED AND RESTATED SERVICING AGREEMENT, dated as of December 1, 2006 (this “Agreement”), among (i) FORD MOTOR CREDIT COMPANY, a Delaware corporation (“Ford Credit”), as servicer with respect to the Collateral Specified Interests (in such capacity, the “Servicer”) and as Lender under the Credit and Security Agreement (in such capacity, the “Lender”), (ii) CAB EAST HOLDINGS, LLC, a Delaware limited liability company (“CAB East Holdings”), CAB WEST HOLDINGS, LLC, a Delaware limited liability company (“CAB West Holdings”), and FCALM HOLDINGS, LLC, a Delaware limited liability company (“FCALM Holdings” and, together with CAB East Holdings and CAB West Holdings, the “Holding Companies” and each a “Holding Company”), as Holders of the Collateral Specified Interest Certificates and (iii) HTD LEASING LLC (“HTD Leasing”), as collateral agent (the “Collateral Agent”).
BACKGROUND
          1. Each Holding Company, as Holder of the Certificate representing the Initial Specified Interest of the related Titling Company, has delivered to each Titling Company Administrator, pursuant to the related Titling Company Agreement, a Collateral Titling Company Specification Notice in substantially the form attached as Exhibit B to this Agreement.
          2. Each Collateral Titling Company Specification Notice directed the related Titling Company Administrator to establish a Specified Interest of the related Titling Company, each designated as a “Collateral Specified Interest,” and to cause each Titling Company to issue to the related Holding Company a Collateral Specified Interest Certificate in substantially the form attached as Exhibit A to this Agreement.
          3. Each Collateral Specified Interest Certificate represents the entire Titling Company Interest in the Collateral Assets acquired by such Titling Company from time to time.
          4. Pursuant to the Titling Company Agreements, the Holders of the Collateral Specified Interest Certificates may enter into a Servicing Agreement providing for the administration and servicing of the Collateral Assets.
          5. The Holding Companies, as Holders of the Collateral Specified Interest Certificates, have entered into a Servicing Agreement, dated as of July 22, 2005, among Ford Credit, as Servicer and Lender, and the Holding Companies (the “Original Servicing Agreement”) to appoint Ford Credit as Servicer with respect to the Collateral Specified Interests, pursuant to which Ford Credit, in such capacity, will service the Collateral Assets, and will sell or otherwise dispose of the related Collateral Leased Vehicles.

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          6. The Holding Companies, as Holders of the Collateral Specified Interest Certificates, are entering into this Agreement to amend and restate the Original Servicing Agreement to, among other things, appoint HTD Leasing as Collateral Agent hereunder, pursuant to which HTD Leasing will appoint the Servicer as its agent to hold the Certificates of Title.
          7. The Collateral Assets have been pledged to the Collateral Agent for the benefit of the Lender and all Exchange Noteholders under the Credit and Security Agreement.
          The parties agree as follows:
ARTICLE I
USAGE AND DEFINITIONS
          Capitalized terms used but not otherwise defined in this Agreement or in Appendix 1 to the applicable Servicing Supplement are defined in Appendix A to this Agreement or, if not defined in such Appendix A, are defined in the related Titling Company Agreement. Appendix A also contains rules as to usage applicable to this Agreement.
ARTICLE II
DESIGNATION
          Section 2.1 Designation. Pursuant to each Collateral Titling Company Specification Notice, (i) each Collateral Specified Interest is a Revolving Specified Interest, (ii) the related Collateral Specified Interest Certificate was issued as a single Class and (iii) the Series Issue Date and the Series Cutoff Date, each as defined in the Titling Company Agreement, with respect to each Collateral Specified Interest was July 22, 2005.
          Section 2.2 Direction to the Servicer. Pursuant to each Titling Company Agreement, the related Holding Company, as Holder of the related Collateral Specified Interest Certificate, directs the Servicer to deliver on its behalf any Reallocation Notices or Assignment Notices required to be delivered to the applicable Titling Company Administrator pursuant to the related Titling Company Agreement in connection with the sale of any Collateral Leases or Collateral Leased Vehicles or the Titling Company Interests therein. So long as Ford Credit remains both the Servicer and the Titling Company Administrator with respect to any Titling Company, Ford Credit will be deemed to have delivered a Reallocation Notice or an Assignment Notice, as the case may be, when it indicates, in its capacity as Titling

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Company Administrator, the reallocation or assignment of the applicable Collateral Lease and Collateral Leased Vehicle on the books and records maintained with respect to such Titling Company.
          Section 2.3 Servicing Supplement. Upon the issuance of an Exchange Note pursuant to Section 4.01(a) of the Credit and Security Agreement, the Servicer, the Lender, the Collateral Agent and each Holding Company may enter into a supplement to this Agreement (each, a “Servicing Supplement”) that sets forth any specific rights and duties of the Servicer and other agreements and undertakings with respect to the administration and servicing of the related Reference Pool, including:
          (i) the representations and warranties to be made by the Servicer with respect to the Collateral Leases and the Collateral Leased Vehicles included in the related Reference Pool;
          (ii) the indemnification by the Servicer of the related Exchange Noteholder, any owner trustee or administrator of the related Exchange Noteholder, any indenture trustee, note purchaser or underwriter with respect to debt obligations issued by an Exchange Noteholder and secured by an Exchange Note, the respective officers, directors, employees and agents of such Persons, and any other Person that the Servicer agrees to indemnify, in each case with respect to the servicing of the related Reference Pool;
          (iii) the rate and any other terms of the related Reference Pool Servicing Fee;
          (iv) the manner in which the Servicer will service and administer the assets included in the related Reference Pool;
          (v) the purchase of the Titling Company Interest in a Collateral Lease and the related Collateral Leased Vehicle or other remedy to be provided by the Servicer upon the breach by the Servicer of a representation, warranty or covenant with respect to such Collateral Lease and Collateral Leased Vehicle; and
          (vi) the reporting obligations of the Servicer of the related Reference Pool.

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ARTICLE III
THE SERVICER
          Section 3.1 Appointment of Servicer. Pursuant to the related Titling Company Agreement, each Holding Company, as Holder of the related Collateral Specified Interest Certificate, acknowledges and agrees that it is responsible for the management and control of the related Collateral Assets and accepts such responsibility. Each Holder, pursuant to the authority granted to it under the related Titling Company Agreement appoints Ford Credit as Servicer under this Agreement, including acting as agent of the related Titling Company in the management and control of the Collateral Assets, including the Certificates of Title, and for all other purposes set forth in this Agreement. In addition, the Collateral Agent, pursuant to the authority granted to it under the HTD LLC Agreement, appoints Ford Credit as Servicer under this Agreement, including acting as agent of the Collateral Agent in the management and control of the Collateral Assets, including the Certificates of Title, and for all other purposes set forth in this Agreement. Ford Credit accepts such appointments.
          Section 3.2 Representations of the Servicer. The Servicer makes the representations set forth in this Section 3.2, on which the Lender, the Holding Companies and the Collateral Agent are relying, and any Exchange Noteholder, in acquiring the related Exchange Note, will rely. Such representations are effective as of the date of the Original Servicing Agreement.
          (a) Organization and Qualification. The Servicer is duly incorporated and validly existing as a corporation in good standing under the laws of the State of Delaware. The Servicer is qualified as a foreign corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its properties or the conduct of its activities requires such qualification, license or approval, unless the failure to obtain such qualifications, licenses or approvals would not reasonably be expected to have a material adverse effect on the Servicer’s ability to perform its obligations under this Agreement or the other Basic Documents to which it is a party
          (b) Power, Authorization and Enforceability. The Servicer has the power and authority to execute, deliver and perform the terms of this Agreement and the other Basic Documents to which it is a party and to service the Collateral Leases and the Collateral Leased Vehicles and to hold the Collateral Lease Files as custodian on behalf of the Holders of the Collateral Specified Interest Certificates and the Certificates of Title on behalf of the Collateral Agent. The Servicer has authorized the execution, delivery and performance of terms of this Agreement and the other Basic Documents to which it is a party. This Agreement and each other Basic

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Document to which the Servicer is a party is the legal, valid and binding obligation of the Servicer enforceable against the Servicer, except as may be limited by insolvency, bankruptcy, reorganization or other laws relating to the enforcement of creditors’ rights or by general equitable principles.
          (c) No Conflicts and No Violation. The consummation of the transactions contemplated by, and the fulfillment of the terms of, this Agreement and each other Basic Document to which the Servicer is a party will not (i) conflict with or result in a breach of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument under which the Servicer is a debtor or guarantor (other than this Agreement), (ii) result in the creation or imposition of any Lien (material to the Servicer and its subsidiaries considered as a whole) upon any of the properties or assets of the Servicer pursuant to the terms of any such indenture, mortgage, deed of trust, loan agreement, guarantee or similar agreement (other than Permitted Liens or Liens contemplated by this Agreement or any of the other Basic Documents to which it is a party), (iii) violate the Certificate of Incorporation or the Bylaws of the Servicer or (iv) violate any law or, to the Servicer’s knowledge, any order, rule or regulation applicable to the Servicer of any court or of any Governmental Authority having jurisdiction over the Servicer or its properties, in each case, the failure to comply with which would reasonably be expected to have a material adverse effect on the Servicer’s ability to perform its obligations under this Agreement or any other Basic Document to which it is a party.
          (d) No Proceedings. To the Servicer’s knowledge, there are no proceedings or investigations pending or overtly threatened in writing before any Governmental Authority having jurisdiction over the Servicer or its properties (i) asserting the invalidity of the Exchange Notes, this Agreement or any of the other Basic Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents or (iii) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on the Servicer’s ability to perform its obligations under, or the validity or enforceability of, this Agreement or any of the other Basic Documents to which it is a party.
          Section 3.3 Liability of the Servicer; Indemnities.
          (a) The Servicer will be liable under this Agreement only to the extent of the obligations specifically undertaken by it under this Agreement and under any related Servicing Supplement, as applicable.
          (b) The Servicer will indemnify, defend and hold harmless each Titling Company, the Holders of the Collateral Specified Interest Certificates, the

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Administrative Agent, the Collateral Agent, the Lender, each Exchange Noteholder and their respective officers, directors, employees and agents (each, with respect to this Section 3.3(b), an “Indemnified Person”) from and against any and all taxes that may be asserted against any such Person relating to the Collateral Leased Vehicles, including any sales, gross receipts, personal property, privilege or license taxes (excluding U.S. federal, State or local income, franchise taxes or, if applicable, Michigan Single Business Tax arising out of the transactions contemplated by this Agreement, any Servicing Supplement and the other Basic Documents) and costs and expenses of defending against the same.
          (c) The Servicer will indemnify, defend and hold harmless each Titling Company, the Holders of the Collateral Specified Interest Certificates, the Administrative Agent, the Collateral Agent, the Lender, and such Exchange Noteholder, as applicable, and their respective officers, directors, employees and agents (each, with respect to this Section 3.3(c), an “Indemnified Person”) from and against any and all costs, expenses, losses, damages, claims and liabilities arising out of, or incurred in connection with, the acceptance of or performance by the Servicer of the trusts and duties contained in this Agreement, except to the extent that such cost, expense, loss, damage, claim or liability: (i) is due to the willful misconduct, negligence or bad faith of the Indemnified Person or (ii) in the case of the Administrative Agent, arises from the Administrative Agent’s breach of any of its representations or warranties set forth in the Credit and Security Agreement.
          (d) The Servicer, as custodian of the Collateral Lease Files, will indemnify the Holders of the Collateral Specified Interest Certificates, the Administrative Agent, the Collateral Agent, the Lender, each Exchange Noteholder and their respective officers, directors, employees and agents (each, with respect to this Section 3.3(d), an “Indemnified Person”), from and against any and all costs, expenses, losses, damages, claims and liabilities arising out of, or incurred in connection with, any improper act or omission relating to the maintenance and custody by the Servicer or one of its custodians as custodian of the Collateral Lease Files.
          (e) Promptly upon receipt by an Indemnified Person of notice of the commencement of any Proceeding against any such Indemnified Person, and if such Indemnified Person intends to make a claim in respect of such Proceeding against the Servicer under Section 3.3(b), Section 3.3(c) or Section 3.3(d), as the case may be, such Indemnified Person will notify the Servicer of the commencement of such Proceeding. Failure by the Indemnified Person to so notify the Servicer will not relieve the Servicer of its obligations under this Section 3.3; provided that the Servicer has not been materially prejudiced by such failure to so notify and notice is given within 180 days of the Indemnified Person learning of such Proceeding. The Servicer may participate in and assume the defense and settlement of any such

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Proceeding at its expense, and no settlement of such Proceeding may be made without the approval of the Servicer and such Indemnified Person, which approvals will not be unreasonably withheld, delayed or conditioned. The Servicer’s indemnification obligations will include reasonable fees and expenses of counsel and expenses of litigation. After notice from the Servicer to such Indemnified Person of the Servicer’s intention to assume the defense of such Proceeding with counsel reasonably satisfactory to such Indemnified Person, and so long as the Servicer so assumes the defense of such Proceeding in a manner reasonably satisfactory to such Indemnified Person, the Servicer will not be liable for any legal expenses of counsel to such Indemnified Person unless there is a conflict between the interests of the Servicer and such Indemnified Person, in which case the Servicer will pay for the separate counsel reasonably acceptable to the Servicer and such Indemnified Person.
          (f) For purposes of this Section 3.3, if the Servicer’s rights and obligations as Servicer are terminated pursuant to Section 8.1, Section 8.2 or Section 8.3, the Servicer nevertheless will be deemed to continue to be the Servicer under this Agreement and any related Servicing Supplement pending appointment of a successor Servicer pursuant to Section 8.4.
          (g) The Servicer’s obligations under this Section 3.3 with respect to the period such Person was (or was deemed to be) the Servicer, will survive the termination of such Person as Servicer or a resignation by such Person as Servicer as well as the termination of this Agreement or the resignation or removal of the Administrative Agent or the Collateral Agent. If the Servicer makes any indemnity payments to any Indemnified Person pursuant to this Section 3.3, (i) the Servicer will be subrogated to any rights of such Indemnified Person to recover such amount from any other Person and (ii) if such Indemnified Person thereafter collects any of such amounts from any other Person, such Indemnified Person will promptly repay such amounts to the Servicer, without interest.
          Section 3.4 Merger or Consolidation of, or Assumption of the Obligations of, Servicer. Any Person (a) into which the Servicer may be merged or consolidated, (b) resulting from any merger or consolidation to which the Servicer is a party, (c) succeeding to the business of the Servicer, or (d) of which Ford Motor Company owns, directly or indirectly, more than 50% of the voting stock or voting power and 50% or more of the economic equity, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Servicer under this Agreement, will be the successor to the Servicer under this Agreement and any Servicing Supplement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement or any Servicing Supplement. The Servicer will provide notice of any such merger, consolidation or succession to the Administrative Agent, the Lender, the Collateral Agent, each Rating Agency and each Exchange Noteholder.

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          Section 3.5 Delegation of Duties. So long as Ford Credit is the Servicer, the Servicer may without notice or consent delegate any or all of its duties under this Agreement to Ford Motor Company or any company or other business entity of which Ford Motor Company owns, directly or indirectly, more than 50% of the voting stock or voting power and 50% or more of the economic equity. The Servicer may perform any of its duties through subcontractors. No such delegation or subcontracting will relieve the Servicer of its responsibilities with respect to such duties and the Servicer will remain primarily responsible with respect thereto. The Servicer will be solely responsible for the fees of any such delegates or sub-contractors.
          Section 3.6 Ford Credit Not to Resign as Servicer. Ford Credit will not resign as Servicer under this Agreement except upon determination that the performance of its duties under this Agreement is no longer permissible under law. Prior to the effectiveness of such resignation, Ford Credit will deliver to the Administrative Agent, the Lender, the Collateral Agent, each Exchange Noteholder and each Holder of a Collateral Specified Interest Certificate (a) notice of any such determination permitting the resignation of Ford Credit as Servicer and (b) an Opinion of Counsel to such effect. Any such resignation will become effective in accordance with Section 8.4(c).
          Section 3.7 Insurance.
          (a) Maintenance and Assignment of Insurance Policies. The Servicer will at all times maintain, or cause to be maintained, Insurance Policies (which may be blanket policies covering the Servicer and all of its Affiliates) with respect to the Collateral Leases and Collateral Leased Vehicles owned by each Titling Company, that is consistent with the insurance, if any, that the Servicer maintains from time to time for its own portfolio of leases and related leased vehicles. The Servicer assigns to each Titling Company, the Holding Companies, the Lender, the Administrative Agent, the Collateral Agent and each Exchange Noteholder (the “Covered Parties”) its rights to proceeds under each such Insurance Policy maintained by it or any of its Affiliates, and agrees that all insurance carried pursuant to this Section 3.7(a) will cover the interests of the Covered Parties, in each case to the extent relating to the Collateral Leases and Collateral Leased Vehicles. The Servicer will deliver Officer’s Certificates to each Covered Party regarding such Insurance Policies in accordance with Section 9.4.
          (b) Vicarious Liability. To the extent that the Servicer self-insures vicarious liability suffered by the Covered Parties that arises out of the use or operation of the Collateral Leased Vehicles, the Servicer will indemnify the Covered Parties for any uninsured losses relating to such vicarious liability.

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          Section 3.8 Execution of Documents; Licenses and Applications.
          (a) The Servicer will be responsible for compliance by each Titling Company with all Applicable Laws governing the conduct and activities of such Titling Company and its qualifications to do business in any jurisdiction.
          (b) The Servicer, at its expense, will obtain all material licenses required by the Applicable Laws of any jurisdiction in which the Servicer, in its sole discretion, deems necessary for the conduct of the activities of the Servicer, the Collateral Agent and the Titling Companies, or, in the case of the Titling Companies, the ownership of the Collateral Leases or the ownership and leasing of the Collateral Leased Vehicles and will make all filings and pay all fees as may be required in connection with such licenses during the term of this Agreement.
          (c) The Servicer is authorized and directed, as attorney-in-fact or otherwise to prepare, execute and deliver, on behalf of each Holding Company and each Titling Company:
          (i) any applications, instruments and other documents deemed necessary or appropriate in the sole discretion of the Servicer to comply with, and effect the purposes of, Section 3.8(a) and (b); and
          (ii) any registration statement to be filed with the Commission or otherwise, any offering document (whether relating to a public or private offering) and any financial statements for the Titling Companies to be included in any such registration statement or offering document.
          Section 3.9 Fees and Expenses.
          (a) Revolving Facility Pool Servicing Fee. The Servicer will be paid the Revolving Facility Pool Servicing Fee in consideration for, among other things, (i) servicing the Revolving Facility Pool, (ii) the allocable cost of maintaining Insurance Policies pursuant to Section 3.7 and (iii) paying the fees and expenses set forth in Section 3.9(d), in each case relating to the Revolving Facility Pool. The Revolving Facility Pool Servicing Fee will be payable solely from, and the right of the Servicer to receive the Revolving Facility Pool Servicing Fee will be limited in recourse to, the Collections and other amounts applied to the payment of such fee pursuant to the Credit and Security Agreement.
          (b) Reference Pool Servicing Fee. The Servicer will be paid the Reference Pool Servicing Fee for each Reference Pool in consideration for, among

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other things, (i) servicing such Reference Pool, (ii) the allocable cost of maintaining Insurance Policies pursuant to Section 3.7 and (iii) paying the fees and expenses set forth in Section 3.9(d), in each case relating to such Reference Pool. The Reference Pool Servicing Fee for each Reference Pool will be payable solely from, and the right of the Servicer to receive the Reference Pool Servicing Fee for each Reference Pool will be limited in recourse to, the Collections and other amounts applied to the payment of such fee pursuant to the Credit and Security Agreement.
          (c) Collateral Specified Interest Servicing Expenses. Except as otherwise provided in this Agreement or the Servicing Supplements, the Servicer will be required to pay all expenses incurred by it in connection with its activities under this Agreement or any Servicing Supplement, including fees and disbursements of independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports. The Servicer may charge Lessees of the Collateral Leased Vehicles, and be reimbursed, for (i) collection, repossession, transportation and remarketing expenses and (ii) amounts required to be paid by a Lessee that are paid by the Servicer (such as liabilities or other fines).
          (d) Other Fees and Expenses. The Servicer will pay from the Servicing Fee, (i) the applicable Titling Company Trustee/Registrar Fee to each Titling Company Trustee/Registrar, (ii) the applicable Titling Company Administrator Fee to each Titling Company Administrator, (iii) all general corporation, intangible, franchise, privilege or license taxes with respect to the Collateral Leases and Collateral Leased Vehicles and (iv) the portion of the compensation of the Managers of each Titling Company allocable to the related Collateral Specified Interest.
          Section 3.10 Termination. This Agreement may be terminated at the option of the Servicer or the Holding Companies at any time following the termination of the Revolving Period and the payment in full of all Outstanding Exchange Notes and the Advances outstanding under the Revolving Facility; provided, that the rights and obligations of the parties to this Agreement under Section 3.3 will survive any such termination.
ARTICLE IV
PURCHASE OF LEASES AND LEASED VEHICLES
          Section 4.1 Origination by Dealers; Role of Servicer. The Servicer will maintain its relationship with Dealers in its individual capacity in the ordinary course of its business. The Servicer will, on behalf of the Titling Companies, acquire, for the account of the Titling Companies, Leases and Leased Vehicles from Dealers for allocation to the Collateral Specified Interest on an ongoing basis during the term

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of this Agreement in accordance with Section 4.3. The Servicer will direct each Dealer to originate each Lease on a form providing for assignment of the related Leased Vehicle by the Dealer to a Titling Company as set forth in Section 4.2.
          Section 4.2 Administration and Titling of Leased Vehicles.
          (a) The Servicer will cause the Certificate of Title for each Leased Vehicle acquired pursuant to Section 4.1 to be issued in the name and in the manner specified in the related Titling Company Agreement.
          (b) The Servicer will direct the Dealers to (i) cause the Certificate of Title with respect to each Collateral Leased Vehicle to reflect “HTD Leasing LLC” or such substantially similar words as the relevant Governmental Authority will accept, as the recorded lienholder or recorded holder of a security interest with respect to each Leased Vehicle that is acquired pursuant to this Section 4.2, and (ii) identify the security agreement that gives rise to the Lien in favor of the Collateral Agent in any manner acceptable to the applicable Governmental Authority, and may indicate the date of such security agreement as the date of the applicable Lease.
          Section 4.3 Purchase of Leases and Leased Vehicles.
          (a) Purchase of Leases. Upon entering into a Lease, a Dealer will assign such Lease, the related Leased Vehicle and rights to any related security deposit to the applicable Titling Company for allocation to the Collateral Specified Interest of such Titling Company against payment of the related Dealer Proceeds. The Servicer will pay, or cause to be paid, to the related Dealer an amount equal to the Dealer Proceeds with respect to such Lease and Leased Vehicle from (i) the proceeds of an Advance made pursuant to Section 2.01(e) of the Credit and Security Agreement and (ii) from additional funds provided by Ford Credit (which additional amounts will be deemed to constitute capital contributions by Ford Credit to the applicable Holding Company and, in turn, by such Holding Company to the applicable Titling Company for allocation to the Collateral Specified Interest of such Titling Company).
          (b) Net Remittance. For so long as Ford Credit is the Servicer and the Lender, Ford Credit may retain, for its own account, Collections with respect to the Revolving Facility Pool to the extent of amounts (i) to be paid to Ford Credit, as Servicer in respect of the Revolving Facility Pool Servicing Fee, (ii) to be paid to Ford Credit, as Lender, for interest, principal or other amounts with respect to the Revolving Facility, and (iii) for which Ford Credit, as Servicer, is entitled to be reimbursed pursuant to Section 3.9(c). The Servicer will separately account for all such remittances and payments.

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          Section 4.4 Listing of Vehicle Identification Numbers. The Servicer will maintain a list of the vehicle identification numbers or other identifying account number for all Leases and Leased Vehicles acquired for allocation to the Collateral Specified Interest and provide such list (or access to such list) to the Holding Companies, the Lender, the Administrative Agent, the Collateral Agent and the Titling Company Administrator no less frequently than monthly.
ARTICLE V
COLLECTIONS AND APPLICATION OF FUNDS
          Section 5.1 Remittance.
          (a) The Servicer may retain Collections with respect to the Revolving Facility Pool for its own account until such amounts are required to be applied pursuant to Article X of the Credit and Security Agreement.
          (b) The Servicer will deposit the Collections with respect to each Reference Pool into the related Collection Account pursuant to the remittance schedule set forth in the related Servicing Supplement. If no such remittance schedule is specified in the Servicing Supplement with respect to any Reference Pool, the Servicer will be permitted to retain Collections with respect to such Reference Pool for its own account until such amounts are required to be applied pursuant to Article X of the Credit and Security Agreement or the applicable Exchange Note Supplement.
          Section 5.2 Establishment of Certain Accounts.
          (a) On or before the Closing Date, the Servicer will establish a segregated trust account in the name of the Collateral Agent at a Qualified Institution or a Qualified Trust Institution, to be designated as the “Collection Account” with respect to the Revolving Facility Pool, into which Collections with respect to the Revolving Facility Pool will be deposited (except to the extent that such Collections are permitted to be retained pursuant to Section 4.3(b) of this Agreement and Section 2.04(b) of the Credit and Security Agreement). On or before each Exchange Note Issuance Date, the Servicer will establish (i) a segregated trust account, each in the name of the Collateral Agent or such other entity as may be specified in the applicable Servicing Supplement, at a Qualified Institution or Qualified Trust Institution, to be designated as the “Exchange Note Collection Account” with respect to the related Reference Pool, into which Collections with respect to such Reference Pool will be deposited and (ii) a segregated trust account, each in the name of the Collateral Agent or such other entity as may be specified in the applicable Servicing Supplement, at a Qualified Institution or Qualified Trust Institution, to be designated

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as the “Reserve Account” with respect to the related Reference Pool. All such Accounts will collectively be referred to as the “Bank Accounts”.
          (b) Each Bank Account will be a “securities account” within the meaning of Section 8-501 of the Uniform Commercial Code of the State of New York (the “New York UCC”).
          (c) Control of the Bank Accounts. The Collection Account with respect to the Revolving Facility Pool will be under the sole dominion and control of the Collateral Agent, as secured party for the benefit of the Secured Parties; provided, that following the payment in full of the Revolving Facility Balance and the termination of the Revolving Facility, such Collection Account will be under the sole dominion and control of the Borrowers. However, the Servicer may make deposits to or request the Collateral Agent (or, following the payment in full of the Revolving Facility Balance and the termination of the Revolving Facility, the Borrowers) to make deposits to or withdrawals from such Collection Account in accordance with the Credit and Security Agreement and this Agreement. All monies deposited in such Collection Account pursuant to the Credit and Security Agreement and this Agreement will be held (i) until the payment in full of the Revolving Facility Balance and the termination of the Revolving Facility, by the Collateral Agent and (ii) following the payment in full of the Revolving Facility Balance and the termination of the Revolving Facility, by or on behalf of the Borrowers, and in each case will be applied only upon the terms and conditions of the Basic Documents. The authority of the Servicer to make deposits to the Collection Account with respect to the Revolving Facility Pool is revocable at any time by the Collateral Agent until the payment in full of the Revolving Facility Balance and the termination of the Revolving Facility, and thereafter by the Borrowers.
          The rights of the parties in, to and under each Bank Account that is established with respect to a Reference Pool will be governed by the terms of the related Servicing Supplement.
          (d) Agreement with Depository Institution. Except as otherwise provided in the related Servicing Supplement (if applicable), each Bank Account will only be established at a Qualified Institution or Qualified Trust Institution that agrees in writing that:
          (i) all securities, instruments, cash or other property delivered to it pursuant to the Credit and Security Agreement, the applicable Exchange Note Supplement, this Agreement or the applicable Servicing Supplement and all investments of funds held in any such Collection Account will be promptly credited to such Collection Account;

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          (ii) all securities, instruments, cash or other property credited to any such Collection Account will be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the New York UCC;
          (iii) at all times prior to being notified by the Collateral Agent that the Revolving Facility Balance and each Exchange Note have been paid in full, the Revolving Facility has been terminated and the Bank Accounts have been released from the security interest granted pursuant to Section 3.02 of the Credit and Security Agreement, it will comply with “entitlement orders” (as defined in Section 8-102(a)(8) of the New York UCC) originated by the secured party without further consent of the Borrowers or any other Person; and
          (iv) the law of the State of New York will govern each such Bank Account.
          (e) Compliance. If at any time an institution maintaining one of the Bank Accounts ceases to be a Qualified Institution or Qualified Trust Institution, the Servicer will, with the Collateral Agent’s, the Administrative Agent’s or the Borrowers’ assistance as necessary, within 10 Business Days (or such longer period not to exceed 30 calendar days as to which each Rating Agency may consent), move such Bank Account to a Qualified Institution or Qualified Trust Institution.
          (f) Withdrawal of Funds Not Constituting Collections. The Servicer may direct the Collateral Agent or such other entity maintaining control over the applicable Collection Account to withdraw from any Collection Account and pay to the Servicer or deliver to the applicable party for deposit into another Collection Account, amounts that do not constitute Collections for any Collection Period or that were deposited into such Collection Account in error.
          Section 5.3 Investment of Amounts in the Bank Accounts.
          (a) Permitted Investments. So long as no Facility Default has occurred and is continuing, amounts on deposit in the Bank Accounts will, to the extent permitted by Applicable Law and except to the extent otherwise provided in a Servicing Supplement, be invested as directed by the Servicer to the Qualified Institution or Qualified Trust Institution maintaining such account, in Permitted Investments that will not be sold prior to maturity and that mature no later than the Business Day preceding the Payment Date for the Collection Period to which such amounts relate. However, the Servicer will not direct the Qualified Institution or Qualified Trust Institution maintaining such account to make any investment of any

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funds or to sell any investment held in such account unless the security interest granted and perfected in such account in favor of the entity maintaining control over such Bank Account will continue to be perfected in such investment or the proceeds of such sale, in each case, without any further action by any Person. If requested by the Collateral Agent or such other entity maintaining control over the applicable Bank Account, the Servicer will deliver an Opinion of Counsel to such party and the Administrative Agent with respect to the perfection of such security interest.
          (b) Application of Investment Earnings and Losses. The Servicer may from time to time instruct the Collateral Agent or such other entity maintaining control over the applicable Bank Account, as applicable, to withdraw and distribute to the Servicer all investment earnings (net of losses) on amounts on deposit in the Bank Accounts as additional servicing compensation. The Servicer will, on or before each Payment Date, deposit into the related Bank Accounts from its own funds all net investment losses, if any, and investment expenses resulting from Permitted Investments on deposit in the Bank Accounts incurred during the related Collection Period.
          (c) Tax Reporting of Investment Income. All investment income on amounts deposited to the Collection Accounts established with respect to the Revolving Facility or any Bank Accounts established with respect to any Reference Pool will be reported for U.S. federal income tax purposes as earned by the Titling Companies and will be reported by the Holding Companies (or such entity from which the Holding Companies may be disregarded as separate for U.S. federal income tax purposes).
ARTICLE VI
ADMINISTRATION AND SERVICING OF LEASES
          Section 6.1 Duties of Servicer. The Servicer will manage, service, administer and make collections on the Collateral Assets, together with any Dealer Recourse Rights and Insurance Policies maintained with respect to the Collateral, and, to the extent applicable, perform all of its other obligations, and exercise its rights, under this Agreement and any Servicing Supplement, with reasonable care and in accordance with the Credit and Collection Policy. The Servicer’s duties will include:
          (a) collecting and Posting (A) all amounts received from Lessees relating to the Collateral Leases (including any security deposits but only when those amounts are applied to pay amounts that a Lessee fails to pay relating to a Collateral Lease), (B) all amounts received in respect of Insurance Policies with respect to the Collateral Leases, (C) all amounts received on any Collateral Lease in respect of any

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Dealer Recourse Rights and (D) all proceeds realized on the sale or other disposition of the Collateral Leased Vehicles;
          (b) collecting and remitting state and local taxes relating to the Collateral Leases and Collateral Leased Vehicles;
          (c) responding to inquiries of Lessees on the Collateral Leases;
          (d) investigating delinquencies relating to the Collateral Leases;
          (e) accounting for Collections and furnishing statements to the Titling Companies and the Holders with respect to such Collections;
          (f) repossessing or otherwise converting the possession of the Collateral Leased Vehicle relating to any Collateral Lease as to which the Servicer has determined eventual payment in full is unlikely;
          (g) selling or otherwise disposing of any Collateral Leased Vehicle repossessed or returned by the related Lessee in connection with a termination of the related Collateral Lease;
          (h) collecting any remaining balance on the Collateral Leases after disposition of any repossessed or returned Collateral Leased Vehicle;
          (i) acting as agent of the Titling Companies as Borrowers, pursuant to Section 2.02 of the Credit and Security Agreement; and
          (j) acting as agent of the Collateral Agent with respect to holding the Certificates of Title.
          Section 6.2 Collection of Payments. The Servicer will make reasonable efforts to collect all payments called for under the Collateral Leases as and when the same becomes due. Subject to the provisions of the applicable Servicing Supplement, the Servicer may grant extensions, waivers, rebates, modifications or adjustments with respect to any Collateral Lease.
          Section 6.3 Allocation of Collections. The Servicer will apply and allocate amounts received from Lessees and other Persons with respect to the Collateral Leases and the related Collateral Leased Vehicles. If a Lessee is obligated under one or more Collateral Leases and also under one or more other assets owned by Ford Credit or assigned by Ford Credit to third parties, then any payment on any such asset received from or on behalf of such Lessee will, if identified as being made with respect to a particular item or asset, be applied to such item or asset, and

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otherwise will be allocated by Ford Credit in accordance with the Credit and Collection Policy.
          Section 6.4 Other Authorized Actions with Respect to the Servicing of the Collateral Leases. The Servicer is authorized to execute and deliver, on behalf of each Titling Company and the Holders of the Collateral Specified Interest Certificates, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to Collateral Leases or to the related Collateral Leased Vehicles. If the Servicer commences a legal proceeding to enforce a Collateral Lease against a Lessee, the related Titling Company will be deemed to have assigned, solely for the purpose of collection, such Collateral Lease to the Servicer. If in any legal proceeding it is held that the Servicer may not enforce a Collateral Lease on the ground that it is not a real party in interest, the Titling Company or the Holder of the related Collateral Specified Interest Certificate, will, at the Servicer’s expense and direction, take steps to enforce the Collateral Lease, including bringing suit in its own name. Each Titling Company will furnish the Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. The Servicer is further authorized to obtain all licenses and make all filings, in each case on behalf of the Titling Companies, as are required in connection with the performance of its obligations pursuant to Section 3.8(a) and Section 3.8(b).
          Section 6.5 Custody of Collateral Lease Files; Custodial Duties.
          (a) Appointment of Custodian. The Holders of the Collateral Specified Interest Certificates appoint the Servicer to act as the agent of such Holders, and the Servicer accepts such appointment. In addition, the Collateral Agent appoints the Servicer to act as its agent as custodian of the Collateral Lease Files, and the Servicer accepts such appointment. Upon any reallocation, assignment or distribution of a Collateral Asset, the Servicer will deliver the related Collateral Lease Files to the Person identified on the related Reallocation Notices or Assignment Notices, as soon as practicable. The Servicer confirms to the Holders of the Collateral Specified Interest Certificates and the Collateral Agent that it has received all the documents and instruments necessary to act as the agent of the Holders of the Collateral Specified Interest Certificates and the Collateral Agent for the purposes set forth in this Section 6.5, including the Collateral Lease Files.
          (b) Duties of Custodian. Except as permitted by Section 6.5(c), the Servicer will hold the Collateral Lease Files on behalf of the applicable Titling Company and the Certificates of Title on behalf of the Collateral Agent for the use and benefit of the Holders of the Collateral Specified Interest Certificates and will maintain, or cause to be maintained, such accurate and complete accounts, records

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and computer systems pertaining to each Collateral Lease File as will enable the Servicer to comply with this Agreement and the related Titling Company Agreement. The Servicer will perform its duties as custodian of the Collateral Lease Files in such a manner as will enable the Holders of the Collateral Specified Interest Certificates and the Collateral Agent to verify the accuracy of the Servicer’s record keeping.
          (c) Location of Records. The Servicer will maintain each Collateral Lease File at one of its offices in the United States or the offices of one of its custodians specified in Exhibit C of this Agreement, or at such other office of one of its custodians as specified to the Holders of the Collateral Specified Interest Certificates and the Collateral Agent by notice not later than 90 days after any change in location.
          (d) Access to the Collateral Lease Files and Related Records. The Servicer will provide access to the Collateral Lease Files, and the related accounts, records, and computer systems maintained by the Servicer to the Titling Companies, the Titling Company Trustee/Registrars, the Holders of the Collateral Specified Interest Certificates, the Collateral Agent, any owner trustee or indenture trustee with respect to any debt offering issued by an Exchange Noteholder and secured by an Exchange Note, at such times as such persons direct, but only upon reasonable notice and during the normal business hours of the respective offices of the Servicer. Nothing in this Section 6.5(d) will affect the obligation of the Servicer to observe any Applicable Law prohibiting disclosure of information regarding the Lessees, and the failure of the Servicer to provide access to information as a result of such obligation will not constitute a breach of this Section 6.5(d).
          (e) Release of Documents. Upon instructions from the Holders of the Collateral Specified Interest Certificates, the Servicer will release or cause to be released any document in the Collateral Lease Files (except the Certificates of Title which will be delivered to the Collateral Agent) to such Holder, at such place or places as such Holder may designate, as soon thereafter as is practicable. In addition, upon instructions from the Collateral Agent, the Servicer will release or cause to be released any Certificate of Title to the Collateral Agent, at such place or places as the Collateral Agent may designate, as soon thereafter as is practicable. Any document so released will be handled by such Holder or the Collateral Agent (or such Person’s agent or designee) with due care and in compliance with all laws and returned to the Servicer for safekeeping as soon as such Holder or the Collateral Agent (or such Person’s agent or designee), as the case may be, has no further need therefor.
          (f) Instructions; Authority to Act. All instructions to the Servicer will be signed by an Authorized Officer of the party delivering such instructions, and the Servicer will be deemed to have received proper instructions with respect to the Collateral Lease Files upon its receipt of such instructions.

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          (g) Effective Period and Termination. The Servicer’s appointment as custodian will become effective as of the Series Cutoff Date and will continue in full force and effect until terminated pursuant to this Section 6.5. If Ford Credit resigns as Servicer in accordance with this Agreement or if all of the rights and obligations of the Servicer have been terminated under Section 8.1, the appointment of the Servicer as custodian under this Agreement may be terminated by the Holders of the Collateral Specified Interest Certificates, in the same manner as the Servicer may be terminated under Section 8.1. As soon as practicable after any termination of such appointment, the Servicer will deliver to each Holder or its agents, as the case may be, the Collateral Lease Files (other than the Certificates of Title, which will be delivered to the Collateral Agent) and the related accounts and records maintained by the Servicer at such place or places as the Holders of the Collateral Specified Interest Certificates may reasonably designate. All reasonable costs and expenses incurred in connection with transferring the Collateral Lease Files to the successor custodian and amending this Agreement to reflect such successor as custodian will be paid by the predecessor custodian upon presentation of documentation of such costs and expenses.
          Section 6.6 Maintenance of Record Interests in Collateral Leased Vehicles.
          (a) In accordance with the Titling Company Agreements, the Servicer, on behalf of the Holders of the Collateral Specified Interest Certificates, will take the steps necessary to maintain evidence of the interest of each Titling Company in each Collateral Leased Vehicle held by such Titling Company on the related Certificate of Title. Each Titling Company authorizes the Servicer to take the steps on behalf of such Titling Company necessary to record the interest of such Titling Company in the event of the relocation of a Leased Vehicle or for any other reason. The Servicer will not allow any Collateral Leased Vehicle to be titled in the name of a Titling Company unless the related Certificate of Title has been issued by a state or jurisdiction that is an Eligible State with respect to such Titling Company.
          (b) The Servicer will direct each Titling Company to distribute to the related Holding Company, as Holder of the applicable Collateral Specified Interest Certificate, and the Titling Company will distribute to such Holding Company (and such Holding Company, in turn will distribute to Ford Credit, as sole member thereof) any Collateral Leased Vehicle that the Servicer determines, in its sole discretion, the Titling Company is not authorized to own. In connection with each such distribution, the Servicer will (i) deliver an Assignment Notice to the Titling Company Administrator with respect to such Collateral Leased Vehicle and related Collateral Lease and (ii) cause the Certificate of Title with respect to such Collateral Leased Vehicle to be retitled in the name of the Servicer or its designee.

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          Section 6.7 No Impairment. The Servicer will not impair the rights of any Titling Company in the Collateral Leases or Collateral Leased Vehicles except in accordance with the Credit and Collection Policy, as required by law, or as otherwise permitted by this Agreement.
ARTICLE VII
SALE OF COLLATERAL LEASED VEHICLES
          Section 7.1 Termination of Collateral Leases; Return of Collateral Leased Vehicles.
          (a) The Servicer will cause each Collateral Leased Vehicle that is returned to the Servicer or its agent or bailee (whether as a result of the return of such Collateral Leased Vehicle by the Lessee on or around the Scheduled Lease End Date, repossession or otherwise), where such Collateral Leased Vehicle is not purchased by the Lessee or Dealer, to be inspected for Excess Wear and Use, Excess Mileage, and the need for any repairs and will cause a vehicle condition report to be delivered to the Servicer.
          (b) The Servicer will require the Lessees to pay Excess Wear and Use or Excess Mileage in accordance with the terms of each Collateral Lease.
          Section 7.2 Sale of Collateral Leased Vehicles.
          (a) Sale to Lessee or Dealer. If a Dealer or Lessee advises the Servicer that it wishes to exercise its Dealer Purchase Option or Lessee Purchase Option with respect to any Collateral Leased Vehicle, the Servicer, on behalf of the applicable Titling Company and the Holders of the Collateral Specified Interest Certificates, will sell such Collateral Leased Vehicle to such Dealer or Lessee (either directly or by sale to such Dealer for resale to the related Lessee). In the case of a Collateral Lease to which the Dealer Purchase Option does not apply or otherwise is not exercised, the Servicer may sell the Collateral Leased Vehicle to the Dealer or to another dealer at a price determined by the Servicer.
          (b) Sale at Auction. The Servicer will sell at auction or otherwise dispose of any Collateral Leased Vehicle in the possession of the Servicer or its agent or bailee (whether as a result of the return of such Collateral Leased Vehicle by the Lessee on or around the Scheduled Lease End Date, repossession or otherwise) if, to the extent applicable, neither the Dealer nor the Lessee purchases such Collateral Leased Vehicle in the manner described in Section 7.2(a).

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          (c) Procedures Upon Sale. In connection with the sale or other disposition of a Collateral Leased Vehicle pursuant to Section 7.2(a) or Section 7.2(b), the Servicer will, upon receipt of proceeds of such sale:
          (i) on behalf of the Collateral Agent, deliver the related Certificate of Title to the purchaser of such Collateral Leased Vehicle;
          (ii) deliver an Assignment Notice with respect to such Collateral Leased Vehicle to the applicable Titling Company Administrator; and
          (iii) change its records to reflect the termination of the applicable Titling Company’s interest in such Collateral Lease and Collateral Leased Vehicle.
          Section 7.3 Security Deposits. If the Servicer determines, in its sole discretion, that such action is required by Applicable Law, the Servicer will maintain a security deposit in a segregated account, and otherwise the Servicer will maintain a record on its books of such security deposit. The Servicer will apply any security deposit in accordance with the Credit and Collection Policy.
ARTICLE VIII
SERVICER DEFAULT
          Section 8.1 Facility Servicer Event of Default.
          (a) The occurrence of an Insolvency Event with respect to the Servicer will be a “Facility Servicer Event of Default.”
          (b) The Servicer will notify each Titling Company, each Holder of a Collateral Specified Interest Certificate, the Lender, the Administrative Agent, the Collateral Agent, each Rating Agency and each Exchange Noteholder of any Facility Servicer Event of Default, no later than 5 Business Days after an Authorized Officer of the Servicer obtains knowledge of such event.
          (c) If a Facility Servicer Event of Default has occurred, (i) so long as any Exchange Notes remain Outstanding, the Holders of Exchange Notes representing at least 50% of the aggregate Exchange Note Balance (voting as a single class), (ii) if there are no Exchange Notes Outstanding, but the Revolving Facility Balance is greater than zero or the Revolving Facility has not been terminated, the Lender and (iii) otherwise, the Holding Companies, in each case by notice to the

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Servicer, the Administrative Agent, the Lender, the Collateral Agent and each Exchange Noteholder may terminate all of the rights and obligations (other than the rights and obligations of the Servicer set forth in Section 3.3) of the Servicer under this Agreement.
          Section 8.2 Revolving Facility Servicer Events of Default.
          (a) The occurrence and continuation of any of the following events will be a “Revolving Facility Servicer Event of Default”:
          (i) Any failure by the Servicer to deliver to the Collateral Agent or the Administrative Agent, or deposit into the Collection Account with respect to the Revolving Facility Pool, any proceeds or payment required to be so delivered with respect to the Revolving Facility Pool under this Agreement that continues unremedied for a period of 5 Business Days after the earlier of the date on which (x) notice of such failure is given to the Servicer from the Lender or (y) an Authorized Officer of the Servicer has actual knowledge of such failure; provided that such event will not be a Revolving Facility Servicer Event of Default if either:
(A)	such failure is caused by an event outside the control of the Servicer that the Servicer could not have avoided through the exercise of commercially reasonable efforts; or
(B)	(1) such failure or delay could not reasonably be expected to, or upon investigation and quantification does not, result in the failure or delay in paying or depositing an amount greater than 1.0% of the Revolving Facility Balance and (2) such failure or delay is remedied within a reasonable period in light of the circumstances; or
          (ii) Any failure by the Servicer to observe or to perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement with respect to the Revolving Facility which failure (A) materially and adversely affects the rights of the Administrative Agent or the Lender and (B) continues unremedied for a period of 60 days after notice of such failure is given to the Servicer from the Administrative Agent or the Lender or any Exchange Noteholder;

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          (b) The Servicer will notify each Titling Company, each Holder of a Collateral Specified Interest Certificate, the Lender, the Administrative Agent, the Collateral Agent, each Rating Agency and each Exchange Noteholder of any event that with the giving of notice or lapse of time, or both, would become a Revolving Facility Servicer Event of Default, no later than 5 Business Days after an Authorized Officer of the Servicer obtains knowledge of such event. However, the Servicer is not required to provide such notice if, during such 5 Business Days (i) such event has been cured, (ii) the Servicer is actively pursuing a cure, or (iii) in the case of an event that with the giving of notice or lapse of time, or both, would become a Revolving Facility Servicer Event of Default under Section 8.2(a)(i), the Servicer determines that such event would satisfy Section 8.2(a)(i)(B). If the Servicer subsequently determines that an event of the type described in clause (iii) of the preceding sentence no longer would satisfy Section 8.2(a)(i)(B), the Servicer will provide notice of such event in accordance with this Section 8.2(b) no later than 5 Business Days after such determination.
          (c) If a Facility Servicer Event of Default occurs and has not been remedied, (i) if the Revolving Facility Balance is greater than zero or the Revolving Facility has not been terminated, the Lender and (ii) otherwise, the Holding Companies, in each case by notice to the Servicer, the Administrative Agent, the Collateral Agent and the Lender, may terminate all of the rights and obligations (other than the rights and obligations of the Servicer set forth in Section 3.3) of the Servicer under this Agreement, but solely with respect to the servicing of the Revolving Facility Pool.
          Section 8.3 Exchange Note Servicer Events of Default.
          (a) The occurrence and continuation of any of the following events will be an “Exchange Note Servicer Event of Default”:
          (i) Any failure by the Servicer to deliver to the Administrative Agent any proceeds or payment required to be so delivered with respect an Exchange Note under this Agreement or the applicable Servicing Supplement that continues unremedied for a period of 5 Business Days after the earlier of the date on which (x) notice of such failure is given to the Servicer from the Administrative Agent or (y) an Authorized Officer of the Servicer has actual knowledge of such failure; provided, that such event will not be a Exchange Note Servicer Event of Default if either:
(A)	such failure is caused by an event outside the control of the Servicer that the Servicer could not have avoided through the exercise of

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commercially reasonable efforts, (2) such failure does not continue for more than 10 Business Days after the earlier of the date on which notice of such failure is given to an Authorized Officer of the Servicer or an Authorized Officer of the Servicer learns of such failure, (3) during such period the Servicer uses all commercially reasonable efforts to perform its obligations under this Agreement and (4) the Servicer provides the Lender, the Administrative Agent and the Exchange Noteholder of the related Exchange Note with prompt notice of such failure that includes a description of the Servicer’s efforts to remedy such failure; or
(B)	(1) such failure or delay could not reasonably be expected to, or upon investigation and quantification does not, result in the failure or delay in paying or depositing an amount greater than 0.05% of the applicable Exchange Note Balance and (2) such failure or delay is remedied within a reasonable period in light of the circumstances, but in no event later than (x) as long as the Servicer’s long-term debt rating is at least “Baa3” by Moody’s, “BBB-” by S&P and “BBB-” by Fitch, 90 days after an Authorized Officer of the Servicer obtains actual knowledge of such failure or delay and (y) if the Servicer’s long-term debt rating does not satisfy the requirements of clause (x), 90 days after the payment was due; or
          (ii) Any failure by the Servicer to observe or to perform in any material respect any other covenants or agreements of the Servicer with respect to an Exchange Note set forth in this Agreement or the applicable Servicing Supplement which failure (A) materially and adversely affects the rights of the Administrative Agent or the related Exchange Noteholder and (B) continues unremedied for a period of 60 days after notice of such failure is given to the Servicer from the Administrative Agent or the related Exchange Noteholder.
          (b) The Servicer will notify each Titling Company, each Holder of a Collateral Specified Interest Certificate, the Lender, the Administrative Agent, the

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Collateral Agent, each Rating Agency, the Exchange Noteholder, any owner trustee and any indenture trustee of the related Exchange Note of any event that with the giving of notice or lapse of time, or both, would become an Exchange Note Servicer Event of Default, no later than 5 Business Days after an Authorized Officer of the Servicer obtains actual knowledge of such event. However, the Servicer is not required to provide such notice if, during such 5 Business Days (i) such event has been cured, (ii) the Servicer is actively pursuing a cure, or (iii) in the case of an event that with the giving of notice or lapse of time, or both, would become an Exchange Note Servicer Event of Default under Section 8.3(a)(i), the Servicer determines that such event would satisfy Section 8.3(a)(i)(B). If the Servicer subsequently determines that an event of the type described in clause (iii) of the preceding sentence no longer would satisfy Section 8.3(a)(i)(B), the Servicer will provide notice of such event in accordance with this Section 8.3(a)(i) no later than the 5 Business Days after such determination.
          (c) If an Exchange Note Servicer Event of Default occurs and has not been remedied (or, in connection with the occurrence of an Insolvency Event of the Servicer pursuant to Section 8.1(a), if the requisite Holders of the Outstanding Exchange Notes have not voted to terminate the Servicer pursuant to Section 8.1(c)), (i) so long as the related Exchange Note remains Outstanding, the Exchange Noteholder of such Exchange Note and (ii) otherwise, the Lender, in each case by notice to the Servicer, the Administrative Agent and the Collateral Agent, may terminate all of the rights and obligations (other than the rights and obligations of the Servicer set forth in Section 3.4) of the Servicer under this Agreement, but solely with respect to the servicing of the related Reference Pool.
          Section 8.4 Appointment of Successor Servicer.
          (a) Upon the receipt by the Servicer of a notice of termination pursuant to Section 8.1, Section 8.2 or Section 8.3 (or such later date as may be specified in such notice of termination), all authority and power of the Servicer under this Agreement (in the case of a termination pursuant to Section 8.2 or Section 8.3, solely to the extent of the rights so terminated) will pass to and be vested in the successor Servicer as may be appointed under this Section 8.4. In such event, the Holding Companies, the Lender, the Administrative Agent and the Titling Companies are authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the termination and replacement of the Servicer (in the case of a termination pursuant to Section 8.2 or Section 8.3, to the extent of the rights so terminated).
          (b) Upon termination of the Servicer pursuant to Section 8.1, Section 8.2 or Section 8.3, the predecessor Servicer will cooperate with the successor

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Servicer, the Holding Companies, the Lender, the Administrative Agent, the Collateral Agent and the Titling Companies in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement (in the case of a termination pursuant to Section 8.2 or Section 8.3, to the extent of the rights so terminated), including, as soon as practicable, (i) the transfer to such successor Servicer for administration by it of all cash amounts relating to the Collateral (or, in the case of a termination pursuant to Section 8.2 or Section 8.3, the applicable portion of the Collateral) that are held by the predecessor Servicer for deposit, or thereafter will be received with respect to the Collateral (or such portion thereof, as the case may be) and (ii) the delivery of the related Collateral Lease Files and the related accounts and records maintained by the Servicer. In no event, however, will the Servicer be obligated to provide or license its proprietary servicing procedures, processes, models, software or other applications to any successor Servicer or any third party. All reasonable costs and expenses (including attorneys’ fees) incurred by the successor Servicer in connection with amending this Agreement or any applicable Servicing Supplement to reflect such succession as Servicer pursuant to this ARTICLE VIII will be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses.
          (c) If the Servicer is terminated pursuant to Section 8.1, Section 8.2 or Section 8.3, it will continue to perform its functions as Servicer under this Agreement until the date specified in the notice of termination. If the Servicer resigns pursuant to Section 3.6, it will continue to perform its functions as Servicer under this Agreement until the later of (i) the date 45 days from the delivery to the Administrative Agent, the Lender, the Collateral Agent, each Exchange Noteholder and each Holder of a Collateral Specified Interest Certificate of notice of such resignation in accordance with this Agreement and (ii) the date upon which the Servicer is legally unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel. If the Servicer resigns or is terminated under this Agreement, the Administrative Agent (so long as the Credit and Security Agreement is in effect) and, thereafter, the Holders of the Collateral Specified Interest Certificates, will (i) in the case of the Administrative Agent, provide notice of such termination or resignation to the Holders of the Collateral Specified Interest Certificates and the Collateral Agent and (ii) as promptly as possible, appoint an established institution having a net worth of not less than $50,000,000 whose regular business includes the servicing of automotive leases and the related leased vehicles, as the successor to the Servicer under this Agreement (in the case of a termination pursuant to Section 8.2 or Section 8.3, solely to the extent of the rights so terminated). Such successor will accept its appointment by (i) entering into a Servicing Agreement with the Holders of the Collateral Specified Interest Certificates, the Lender and the Collateral Agent having substantially the same provisions as the provisions of this Agreement applicable to the Servicer (as modified, to the extent applicable, by any

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related Servicing Supplement), in a form acceptable to the Holders of the Collateral Specified Interest Certificates, the Lender, the Collateral Agent and, in the case of a termination pursuant to Section 8.3, the Exchange Noteholder of the related Exchange Note) and (ii) delivering a copy of such Servicing Agreement to the parties to such agreement, the Administrative Agent and, if applicable, the Exchange Noteholder of any related Outstanding Exchange Note.
          (d) If no Person has accepted its appointment as successor Servicer when the predecessor Servicer ceases to act as Servicer in accordance with this Section 8.4, the Administrative Agent will appoint, or petition a court of competent jurisdiction to appoint, an established institution having a net worth of not less than $50,000,000 whose regular business includes the servicing of automotive leases and the related leased vehicles, as successor to the Servicer under this Agreement and any applicable Servicing Supplement.
          (e) Upon its acceptance of its appointment as successor Servicer, the successor Servicer will be the successor in all respects to the predecessor Servicer, and will be subject to all of the responsibilities, duties, and liabilities following such successor Servicer’s appointment placed on the predecessor Servicer relating to such predecessor Servicer’s performance of its duties as Servicer (in the case of a termination pursuant to Section 8.2 or Section 8.3, to the extent of the rights so terminated).
          (f) In connection with any appointment of a successor Servicer, the Administrative Agent (so long as the Credit and Security Agreement is in effect) and, thereafter, the Holders of the Collateral Specified Interest Certificates, may make such arrangements for the compensation of such successor Servicer out of Collections and other property constituting a part of the Collateral (but solely to the extent of the Collateral relating to the rights so terminated) as it and such successor Servicer may agree; provided that no such compensation will be in excess of the amount paid to the predecessor Servicer under this Agreement. The Administrative Agent (so long as the Credit and Security Agreement is in effect) and, thereafter, the Holders of the Collateral Specified Interest Certificates and the predecessor Servicer will take such action, consistent with this Agreement, as will be necessary to effectuate any such succession.
          Section 8.5 Waiver of Servicer Event of Default. The Person(s) entitled to remove the Servicer pursuant to Section 8.1, Section 8.2 or Section 8.3 may waive any related Servicer Event of Default except failure to make required deposits or payments from any of the applicable bank accounts, as the case may be, and its consequences. Upon any such waiver, the applicable Servicer Event of Default will cease to exist, and will be deemed to have been remedied for every

27

purpose of this Agreement. No such waiver will extend to any subsequent or other event or impair any right consequent thereon.
          Section 8.6 Non-Solicitation of Dealers and Lessees. The Servicer and any successor thereto (other than Ford Credit or its Affiliates), by accepting the rights and obligations under this Agreement and under any Servicing Supplement agrees that it will not, and will not cause any of its Affiliates, or any agent of itself or any of its Affiliates, to engage in any targeted solicitation of:
          (i) the Lessees under any of the Collateral Leases for the purpose of refinancing any such Collateral Leases in whole or in part or otherwise causing prepayment under any such Collateral Lease (it being agreed and understood by all of the parties that the foregoing will not prohibit Dealers from soliciting customers (including Lessees) in the ordinary course of business); or
          (ii) any Dealer for the purpose of engaging in the sale or lease of vehicles other than vehicles manufactured by Ford Motor Company and its Affiliates.
All rights and benefits relating to solicitation of any Lessees and the attendant rights, title and interest in and to the list of such Lessees and data relating to their Collateral Leases will run to the benefit of Ford Motor Company and each of its Affiliates, which are designated as third-party beneficiaries of this Agreement, solely for purposes of this Section 8.6.
ARTICLE IX
REPORTING
          Section 9.1 Monthly Revolving Facility Pool Reports. Each month, the Servicer will, if so requested by the Lender, the Collateral Agent, the Administrative Agent or the Holders of the Collateral Specified Interest Certificates, deliver to such Persons a servicing report (the “Monthly Revolving Facility Pool Report”), in substantially the form of Exhibit D.
          Section 9.2 Monthly Reference Pool Reports. Except as otherwise provided in the related Servicing Supplement, each month, the Servicer will deliver to the Lender, the Collateral Agent, the Administrative Agent, each Rating Agency, the related Exchange Noteholder and any entities listed in the related Servicing Supplement a servicing report (the “Monthly Exchange Note Report”) in substantially the form of Exhibit E (or in such other form as may be provided in the related Servicing Supplement).

28

          Section 9.3 Annual Statement as to Compliance. The Servicer will deliver to the related Exchange Noteholder, any indenture trustee involved in a debt offering secured by the related Exchange Note and each Rating Agency on or before April 30 of each year, beginning April 30, 2008, an Officer’s Certificate stating that (i) a review of the activities of the Servicer during the preceding calendar year and of its performance under this Agreement has been made under such officers’ supervision and (ii) to such officers’ knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year in all material respects, or, if there has been a default in the fulfillment of any such obligation in any material respect and such default is continuing, specifying each such default known to such officers and the nature and status of such default.
          Section 9.4 Annual Statement Regarding Maintenance of Insurance Policies. The Servicer will, if so requested by any Titling Company, any Holder of a Collateral Specified Interest Certificate, the Lender, the Administrative Agent, the Collateral Agent or any Exchange Noteholder, deliver to such Person, on or before April 30th of each year, an Officer’s Certificate stating the amount and type of insurance provided under each insurance policy maintained with respect to the Collateral Leases and Collateral Leased Vehicles pursuant to Section 3.7.
          Section 9.5 Annual Independent Certified Public Accountants’ Report. In the event that debt obligations secured by an Exchange Note are issued by the related Exchange Noteholder, the Servicer will either:
          (a) cause a firm of nationally recognized Independent certified public accountants to deliver to the related Exchange Noteholder and any indenture trustee involved in a debt offering secured by the related Exchange Note on or before April 30 of each year, beginning April 30, 2008, a report with respect to the preceding calendar year addressed to the board of directors of the Servicer, the related Exchange Noteholder and to any owner trustee, indenture trustee and trust involved with respect to such debt offering, stating that an audit (i) was made in accordance with generally accepted auditing standards that included tests relating to automotive leases serviced for others in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers or any successor program (the “Program”), to the extent the procedures in such Program are applicable to the servicing obligations set forth in this Agreement and the related Servicing Supplement and (ii) except as described in the report, disclosed no exceptions or errors in the records relating to motor vehicle leases serviced for others that such firm is required to report under the Program; or
          (b) deliver to the related Exchange Noteholder and any indenture trustee involved in a debt offering secured by the related Exchange Note on or before April 30 of each year, beginning April 30, 2008, a copy of the report, assessing

29

compliance with the minimum servicing criteria during the preceding calendar year for public transactions involving retail automotive leases sponsored by Ford Credit, including disclosure of any identified material instance of non-compliance and a copy of the attestation report of the registered public accountants on such assessment.
          Section 9.6 Other Notices.
          (a) Notice of Merger or Consolidation of, or Assumption of the Obligations of, Servicer. The Servicer will notify each Titling Company, each Holder of a Collateral Specified Interest Certificate, the Lender, the Administrative Agent, the Collateral Agent, each Rating Agency and each Exchange Noteholder of any merger, consolidation or succession pursuant to Section 3.4 (other than in the case of a corporate reorganization involving only Ford Credit and/or one or more of its Affiliates) within 15 Business Days after any such event.
          (b) Notice of Third Party Claims. The Servicer will notify each Titling Company, each Holder of a Collateral Specified Interest Certificate, the Lender, the Administrative Agent, the Collateral Agent, each Rating Agency and each Exchange Noteholder within 15 Business Days following the date on which an Authorized Officer of the Servicer becomes aware of a claim by a third party with respect to any Collateral Asset, which claim would reasonably be expected to have a material adverse effect on any Titling Company, any Holder of a Collateral Specified Interest Certificate, the Lender, the Administrative Agent, the Collateral Agent, any Exchange Noteholder or any trust established by an Exchange Noteholder.
          (c) Tax Reporting. To the extent required by law, the Servicer will deliver to each Exchange Noteholder information for the preparation of the Exchange Noteholder’s U.S. federal income tax returns or, if applicable, the holders of debt obligations issued by any Exchange Noteholder and secured by an Exchange Note.
          (d) Updating List of Authorized Persons. The Servicer may from time to time designate the individuals who are authorized to act as “Authorized Persons” with respect to the Servicer pursuant to an Officer’s Certificate distributed to the Administrative Agent, the Collateral Agent, the Lender, the Exchange Noteholders, any indenture trustee involved in a debt offering secured by the related Exchange Note, the Titling Companies, the Titling Company Administrators and the Holding Companies or posted on Intralinks, access to which has been provided to all applicable parties.

30

ARTICLE X
MISCELLANEOUS
          Section 10.1 Amendments.
          (a) This Agreement and any supplement may be amended by the Holding Companies, the Lender, the Collateral Agent and the Servicer with (x) prior notice to any rating agency rating any debt obligations that are secured by an Outstanding Exchange Note and (y) the consent of any indenture trustee and owner trustee involved in a debt obligation secured by an Outstanding Exchange Note (to the extent that their respective rights or obligations may be adversely affected by such amendment, which consent will not be unreasonably withheld, delayed or conditioned), but without the consent of any of the Exchange Noteholders for the purposes of (i) curing any ambiguity or correcting or supplementing any provisions in this Agreement inconsistent with any other provision of this Agreement or (ii) adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement, subject to the following conditions:
          (i) the Servicer or the Holding Companies deliver an Officer’s Certificate to the Administrative Agent to the effect that such amendment will not adversely affect in any material respect the interest of any Exchange Noteholder; and
          (ii) the Servicer or the Holding Companies deliver an Opinion of Counsel to the Administrative Agent to the effect that such amendment will not cause any Titling Company to be classified as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.
          (b) This Agreement and any supplement also may be amended by the Holding Companies, the Lender, the Collateral Agent and the Servicer for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, with (x) prior notice to any rating agency rating any debt obligations that are secured by an Outstanding Exchange Note and with (y) the consent of (i) each Exchange Noteholder, to the extent that its rights or obligations would be adversely affected by such amendment (which consent will not be unreasonably withheld, delayed or conditioned) and (ii) any indenture trustee and owner trustee involved in a debt obligation secured by an Outstanding Exchange Note, to the extent that their respective rights and obligations would be adversely affected by such amendment (which consent will not be unreasonably withheld, delayed or conditioned).

31

          (c) Promptly upon the execution of any such amendment, (i) the Servicer will send a copy of such amendment to the Exchange Noteholders and any rating agency rating any debt obligations that are secured by an Outstanding Exchange Note and any indenture trustee and owner trustee involved in a debt obligation secured by an Outstanding Exchange Note.
          (d) It is not necessary for the consent of the Exchange Noteholders pursuant to this Section 10.1 to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance thereof.
          Section 10.2 No Legal Title to Collateral Assets. The Servicer will not have legal title to any Collateral Assets. Legal title to the Collateral Assets will remain with the applicable Titling Company. The Holders of the Collateral Specified Interest Certificates will be entitled to receive distributions with respect to their interest therein only in accordance with this Agreement, the Credit and Security Agreement and the applicable Titling Company Agreement. However, if the Holders of the Collateral Specified Interest Certificates direct the related Titling Company (directly or through its Titling Company Trustee/Registrar or Titling Company Administrator) to deliver the Collateral Assets held by such Titling Company to or to the order of such Holders pursuant to the applicable Titling Company Agreement, the Servicer will assist the applicable Titling Company and its Titling Company Trustee/Registrar in identifying and delivering the applicable Collateral Assets. Any such direction will be subject to the Credit and Security Agreement.
          Section 10.3 Notices. Unless otherwise specified in this Agreement, all notices, requests, demands, consents, waivers or other communications to or from the parties to this Agreement will be in writing. Notices, requests, demands, consents and other communications will be deemed to have been given and made, (i) upon delivery or, in the case of a letter mailed via registered first class mail, postage prepaid, 3 days after deposit in the mail; (ii) in the case of a facsimile, when receipt is confirmed by telephone or by reply email or reply facsimile from the recipient; (iii) in the case of an email, when receipt is confirmed by telephone or by reply email from the recipient; and (iv) in the case of an electronic posting to a password-protected website, upon printed confirmation of the recipient’s access to such password-protected website, or when notification of such electronic posting is confirmed in accordance with clauses (i) through (iii) above. Unless otherwise specified in this Agreement, any such notice, request, demand, consent or other communication will be delivered or addressed as set forth on Schedule I or at such other address or facsimile number as any party may designate by notice to the other parties.
          Section 10.4 Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties to this Agreement and their assigns

32

(including the Holders of the Collateral Specified Interest Certificates as assignees of the Holding Companies) and for the benefit of any owner trustee or indenture trustee with respect to debt obligations issued by an Exchange Noteholder and secured by an Exchange Note or other party that may be specified in the Servicing Supplements, each of which will be considered to be a third-party beneficiary of this Agreement. Except as otherwise provided in this Agreement, no other Person will have any right or obligation under this Agreement.
          Section 10.5 Tax Treatment. The issuance of the Collateral Specified Interest Certificates and the transfer of such Certificates in connection with such issuance and pursuant to the Basic Documents is not intended to cause any of the Titling Companies to be classified as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.
          Section 10.6 No Recourse. Each Holder by accepting a Collateral Specified Interest Certificate acknowledges that such Certificate represents the Titling Company Interest in the Collateral Assets only and does not represent an interest in or obligation of the Servicer, Ford Credit, any Holding Company, any other Holder or any of their respective Affiliates (other than the related Titling Company itself, limited as described in this sentence), and no recourse may be had against such parties or their assets, except as may be set forth in this Agreement, the related Titling Company Agreement or such Certificate.
          Section 10.7 No Petition. The Servicer, the Collateral Agent and each Holding Company as Holder of a Collateral Specified Interest Certificate covenants that for a period of one year and one day after payment in full of all Exchange Notes and all distributions to all Holders of Certificates and all holders of any other securities the payments on which are derived in any material part from amounts received with respect to any Titling Company Assets (as defined in the applicable Titling Company Agreements), it will not institute against, or join any Person in instituting against, any Holding Company, any Titling Company, or the Holders of the Collateral Specified Interest Certificates any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to this Agreement or any of the other Basic Documents.
          Section 10.8 GOVERNING LAW; SUBMISSION TO JURISDICTION.
          (a) THIS AGREEMENT WILL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

33

          (b) Each party to this Agreement submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York, New York for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated by this Agreement or by the other Basic Documents. Each party to this Agreement irrevocably waives, to the fullest extent it may do so, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.
          Section 10.9 WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER BASIC DOCUMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY SUCH OTHER BASIC DOCUMENT.
          Section 10.10 Severability. If any one or more of the covenants, agreements, provisions or terms of this Agreement is held invalid, illegal or unenforceable, then such covenants, agreements, provisions or terms will be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and will in no way affect the validity, legality or enforceability of the other provisions of this Agreement.
          Section 10.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be an original, and all of which will together constitute one and the same instrument.
          Section 10.12 Headings. The various headings in this Agreement are included for convenience only and will not affect the meaning or interpretation of any provision of this Agreement.
          Section 10.13 Further Assurances. The Servicer agrees to do and perform any and all acts and to execute any and all further instruments required or reasonably requested by the other parties or by the Holders of the Collateral Specified Interest Certificates to more fully effect the purposes of this Agreement, including the execution of any financing statements or continuation statements relating to the Trust Estate for filing under the provisions of the UCC of any applicable jurisdiction.
          Section 10.14 Agent for Service. So long as Ford Credit remains the Servicer, the agent for service of the Servicer and each of the Titling Companies in

34

          respect of this Agreement will be the person holding the office of the Corporate Secretary of the Servicer at:
Ford Motor Credit Company
World Headquarters
One American Road, Suite 2411
Dearborn, Michigan 48126
[SIGNATURE PAGE FOLLOWS]

35

          Executed:

FORD MOTOR CREDIT COMPANY, as Servicer with respect to the Collateral Specified Interests and as Lender
By:	/s/ David M. Brandi
	Name:	David M. Brandi
	Title:	Assistant Treasurer

CAB EAST HOLDINGS, LLC, acting with respect to its Series of limited liability company interests designated as the “Collateral Series,” as Holder of a Collateral Specified Interest Certificate
By:	/s/ David M. Brandi
	Name:	David M. Brandi
	Title:	President

CAB WEST HOLDINGS, LLC, acting with respect to its Series of limited liability company interests designated as the “Collateral Series,” as Holder of a Collateral Specified Interest Certificate
By:	/s/ Q. Gwynn Lam
	Name:	Q. Gwynn Lam
	Title:	Assistant Secretary

[Signature Page to Servicing Agreement Page 1 of 2]

FCALM HOLDINGS, LLC, acting with respect to its Series of limited liability company interests designated as the “Collateral Series,” as Holder of a Collateral Specified Interest Certificate
By:	/s/ Susan J. Thomas
	Name:	Susan J. Thomas
	Title:	Secretary

HTD LEASING LLC, as Collateral Agent
By:	/s/ Melissa A. Rosal
	Name:	Melissa A. Rosal
	Title:	Vice President

Agreed and Acknowledged:

U.S. BANK NATIONAL ASSOCIATION,
as Titling Company Registrar with
Respect to each of the Titling Companies,
on behalf of the Titling Companies

By:	/s/ Melissa A. Rosal

Name: Melissa A. Rosal
Title: Vice President
[Signature Page to Servicing Agreement Page 2 of 2]

EXHIBIT A
(FORM OF COLLATERAL SPECIFIED INTEREST CERTIFICATE]
[NAME OF TITLTNG COMPANY)
COLLATERAL SPECIFIED INTEREST CERTIFICATE
No. [ ]
evidencing the entire limited liability company interest In the Collateral Specified Assets.
(This Certificate does not represent an interest in or obligation of Ford Motor Credit Company, U.S. Bank National Association or any of their respective affiliates, to the extent described below.).
(This Certificate evidences an interest in [NAME OF TITLING COMPANY) and will be a security for purpose of Article 8 of the Uniform Commercial Code.)
     THIS CERTIFIES THAT [ ] is the registered owner of a non-assesaable, fully-paid, 100?% limited liability company interest in the Collateral Specified Assets of [NAME OF TITLING COMPANY] (the “Company”)
     The Company is a Delaware limited liability company governed by the Amended sad Restated Limited Liability Company Agreement, dated as of November 1, 2004 (the “Titling Company Agreement”) among [NAME OF HOLDING COMPANY] (the “Holding Company”), as Member, Ford Motor Credit Company, as Titling Company Administrator (in such capacity, the “Titling Company Agreement”) and U.S. Bank National Association as Titling Company Registrar (in such capacity. the “Titling Company Registrar”).
     This Certificate is one of a duly authorized Series of Certificates. This Collateral Specified Interest Certificate is issued under and is subject to the Titling Company Agreement and to the Amended and Restated Limited Liability Company Agreement, dated as of November 1, 2004 (the “Holding Company Agent”) among Ford Motor Credit Company, as Member, as Servitor with respect to the Collateral Specified Interest and as Administrator with respect to the Collateral Series of the Holding Company and the Holding Company, acting with respect to Its Series of limited liability company interests designated is the “Collateral Seder”. Capitalized terms used but not donned in this Certificate are defined in the Titling Company Agreement or, If not defied is the Titling Company Agreement are defined in me Holding Company Agreement.
     Any rights of the Holder of this Collateral Specified Interest Certificate arc limited to the related Specified Assets and the related Specified Interest (and will include the right to receive or direct the application of all Collections on the related Specified Assets pursuant to Section 4.3(c)(iii) of the Titling Company Agreement). If an Insolvency Event occurs with respect to the Company, any claim that the Holder of this Certificate may seek to enforce against the Company or the Specified Assets allocated to any Specified Interest of the Company other than the Specified Interest represented by this Collateral Specified Interest Certificate will be subordinated to the payment in full, including post petition interest, of the claims of the holders of any Securities related to the Specified Assets allocated to such other Specified Interests of the Company.
     The Holder of this Collateral Specified Interest Certificate, by acceptance of this Collateral Specified Interest Certificate, covenants that for a period of one year and we day after payment in full of all distributions to all Holders and holders of Securities pursuant to the Titling Company Agreement nod the related Certificates or Securities, as the case may be, it will not institute against, or join any Person In instituting against the Holding Company or the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding, under the laws of the United States or any state of the United States.
     This Collateral Specified Interest Certificate may be transferred only do accordance with the Titling Company Agreement.
     THIS COLLATERAL SPECIFIED INTEREST CERTIFICATE WILL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF TAE STATE OF DELAWARE, BOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER WILL BE DETERMINED IN ACCORDANCE WITS SUCH LAWS.
     Unless Ws Collateral Specified Interest Certificate Is executed by an Authorized Officer of the Titling Company Registrar, this Collateral Specified Interest Certificate will not entitle the Holder thereof to any benefit under the Titling Company Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Titling Company Registrar, on behalf, of the Company and not In its individual capacity, has caused this Collateral Specified Interest Certificate to be duly executed.

[NAME OF TITLING COMPANY,
	By.	U.S. BANK NATIONAL
ASSOCIATION, not in its
individual capacity but solely as Titling Company Registrar

Dated: [ ], 2005	By
Name:
Title:

     FOR VALUE RECEIVED, the undersigned transfers end assigns unto _______________ the within Collateral Specified Interest Certificate, and all rights thereunder, irrevocably commuting and appointing ___________ as attorney to transfer said Collateral Specified Interest Certificate on the books of the Wing Company Registrar, with f WI power of substitution in the premises.

Dated: [ ], 2005	By
Name:
Title:

EXHIBIT B
(FORM OF COLLATERAL SPECIFIED INTEREST CERTIFICATE]
[NAME OF TITLTNG COMPANY)
COLLATERAL SPECIFIED INTEREST CERTIFICATE

To:	Ford Motor Credit Company, as Titling Company Administrator of [NAME OF TITLING COMPANY] (the “Company”).

Re:	Designate of Collateral Series

cc:	U.S. Bank National Association, as Titling Company Registrar
     Reference Is made to the Amended and Restated Limited Liability Company Agreement, dated as of November 19, 2004 (the “Titling Company Agreement mw ), among [NAME OF HOLDING COMPANY] as Member, Ford Motor Credit Company, as Titling Company Administrator (in such capacity, the “Titling Company Administrator”), and U.S. Beak National Association, a national banking association, as Titling Company Registrar (in such capacity the “Titling Company Registrar”). Capitalized terms used bad not defined in this Titling Company Specification Notice am defined in the Titling Company Agreement, which also contains rules as to usage that are applicable herein.
     1. Pursuant to Section 4.1(a) of the Titling Company Agreement, you are directed to designate a Specified Interest of the Company, to be known as the “Collateral Specified Interest” and to issue a Series of Certificates, to be known as the “Collateral Specified Interest Certificate,” substantially is the form of Exhibit A, representing the entire limited liability company interest in the Specified Assets allocated from time to time to such Specified Interest and listed in the Schedule of Collateral Assets.
     2. The Collateral Specified Interest will be a separate series of the Company within the meaning of Section 18-215(a) of the Act
     3. Pursuant to Section 4.3(b)(iv) of the Titling Company Agreement, Ford Motor Credit Company is designated as the registered Solder of the mdse Series relating to the Collateral Specified Interest as of the Collate-4 Series Issue Date, and you are directed to cause the Company to execute and deliver to (NAME OF HOLDING COMPANY], or to Its order,-j3 of the Collateral Series Issue Date, a single Certificate, designated as Collateral Certificate 14o. 1, which will represent the entire limited liability company Interest in the Specified Assets allocated to the Collateral Specified Interest at any time.
     4. The Collateral Specified Interest will be a Revolving Specified Interest.
     5. The Collateral Specified Interest Certificate will be issued as a single Class.

     6. Pursuant to Section 4.3(b)(v) of the Titling Company Agreement, the Series Cutoff Date fur the Collateral Specified Interest will be [July 1],.2005.
     7. [Pursuant to Section 4.3(b)(vii) of the Titling Company Agreement, Titling Company Notes may be issued with respect to the Collateral Specified Interest.]
     8. Pursuant to Section 4.3(c) of the Tiding Company Agreement, the Holder of this Certificate (together with the Holders of other Certificates is the Collateral Series) has certain rights with rap=t to the Collateral Specified Interest, Including the right to receive or direct the application of all Collections on the related Specified Assets, which Collections will be assets of such Holders.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Member has caused this Collateral Titling Company Specified Notice to be duly executed and delivered by its officer hereunto duly authorized , as of the dare first above written.

FORD MOTOR CREDIT COMPANY, as Member
By:
	Name:	David M. Brandi
	Title:	Assistant Treasurer

EXHIBIT C
[LOCATIONS OF 2006-1 LEASE FILES]
MSX International Inc.
1426 Pacific Drive
Auburn Hills, MI 48326
Iron Mountain Records Management
23475 Eickler Street
Hayward, CA

C-1

EXHIBIT D
[FORM OF MONTHLY REPORT POOL REPORT]
(On file with Ford Motor Credit Company)

D-1

EXHIBIT E
[FORM OF MONTHLY REPORT POOL REPORT]
(On file with Ford Motor Credit Company)

E-1

Appendix A
Usage and Definitions
AMENDED AND RESTATED USAGE AND DEFINITIONS
Usage
          The following rules of construction and usage are applicable to this Appendix and to any agreement that incorporates this Appendix and any certificate or other document made or delivered pursuant to any such agreement:
               (a) All terms defined in this Appendix, unless otherwise defined in any agreement that incorporates this Appendix or any certificate or other document made or delivered pursuant to any such agreement, have the meanings assigned in this Appendix.
               (b) Accounting terms not defined in this Appendix or in any such agreement, certificate or other document, and accounting terms partly defined in this Appendix or in any such agreement, certificate or other document, to the extent not defined, have the respective meanings given to them under U.S. generally accepted accounting principles as in effect on the date of such agreement, certificate or other document. To the extent that the definitions of accounting terms in this Appendix or in any such agreement, certificate or other document are inconsistent with the meanings of such terms under U.S. generally accepted accounting principles, the definitions contained in this Appendix or in any such agreement, certificate or other document will control.
               (c) References in an agreement to “Article,” “Section,” “Exhibit,” “Schedule” or another subdivision or to an attachment are, unless otherwise specified, to an article, section, exhibit, schedule or other subdivision of or an attachment to such agreement; and the term “including” means “including without limitation.”
               (d) The definitions contained in this Appendix are equally applicable to both the singular and plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.
               (e) Any agreement or statute defined or referred to in this Appendix or in any agreement that incorporates this Appendix means such agreement or statute as from time to time amended, modified, supplemented or replaced, including (in the case of agreements) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and includes (in the case of agreements) references to all attachments thereto and instruments incorporated therein and (in the case of statutes) any rules and regulations promulgated thereunder and any judicial and administrative interpretations thereof.

               (f) References to a Person are also to its permitted successors and assigns.
               (g) References to deposits, transfers and payments of any amounts refer to deposits, transfers or payments of such amounts in immediately available funds.
               (h) Except where “not less than zero” or similar language is indicated, amounts determined by reference to a mathematical formula may be positive or negative.
Definitions
          “Addition Date” with respect to any Titling Company, has the meaning specified in the related Titling Company Agreement.
          “Adjusted Capitalized Cost” means, with respect to any Lease, the amount used to calculate the Base Payment for such Lease.
          “Administrative Agent” means U.S. Bank, not in its individual capacity but solely as Administrative Agent under the Credit and Security Agreement.
          “Advance” has the meaning specified in Section 2.01(a) of the Credit and Security Agreement.
          “Advance Rate” means 90%, as such percentage may be amended from time to time pursuant to Section 2.03(b) of the Credit and Security Agreement.
          “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.
          “ALG Residual Value” means, with respect to any Lease, the expected value of the related Leased Vehicle at the related Scheduled Lease End Date, calculated using the residual factors supplied by Automotive Lease Guide in effect as of the related Lease Date.
          “Allocation and Reconciliation Agreement” means any agreement among the Holding Companies and/or any other Person established for similar purposes with the purpose of allocating proceeds of, and residual cash flows with respect to Certificates.
          “Applicable Law” means all applicable laws, ordinances, judgments, decrees, injunctions, writs and orders of any Governmental Authority and rules, regulations, orders, interpretations, licenses and permits of any Governmental Authority.
          “Assignment Date” with respect to any Titling Company has the meaning specified in the related Titling Company Agreement.

          “Assignment Notice” with respect to any Titling Company has the meaning specified in the related Titling Company Agreement.
          “Authorized Person” means:
(i)	with respect to the Titling Company Registrar, means any officer in the Corporate Trust Office of such Person, including any vice president, assistant vice president, assistant treasurer, assistant secretary or any other officer of such Person customarily performing functions similar to those performed by any of the above designated having responsibility for the administration of the Basic Documents and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject;
(ii)	with respect to any Titling Company, has the meaning specified in the related Titling Company Agreement;
(iii)	with respect to the Servicer, the individuals designated from time to time by the Servicer pursuant to Section 9.6(d) of the Servicing Agreement;
(iv)	with respect to the Titling Company Administrator relating to any Titling Company, the individuals designated by such Titling Company Administrator from time to time pursuant to Section 7.12 of the related Titling Company Agreement;
(v)	with respect to the Collateral Agent Administrator, the individuals designated by the Collateral Agent Administrator from time to time pursuant to Section 2.5 of the HTD Administration Agreement; and
(vi)	with respect to the Administrative Agent means any officer within the Corporate Trust Office of such Person, including any vice president, assistant vice president, assistant treasurer, assistant secretary or any other officer of such Person, customarily performing functions similar to those performed by any of the above designated having responsibility for the administration of the Basic Documents and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.
          “Bankruptcy Code” means the United States Bankruptcy Code, as set forth in Title 11 of the United States Code.
          “Base Payment” means, with respect to any Lease, a level amount payable monthly in advance by the related Lessee that provides a fixed internal rate of return, and amortizes the Adjusted Capitalized Cost of such Lease to the Contract Residual Value of the related Leased Vehicle over the original term of the Lease.

          “Basic Documents” means:
          the Credit and Security Agreement;
          the Servicing Agreement;
          the HTD Administration Agreement;
          the Titling Company Agreements;
          the Holding Company LLC Agreements;
          the HTD LLC Agreement; and
          the License Agreement.
          “Borrowers” means CAB East, CAB West and FCALM, as Borrowers under the Credit and Security Agreement.
          “Borrowing Base” means, as of any date, the product of (i) the Advance Rate and (ii) (I) the excess of (1) the aggregate Lease Balance of all the Collateral Leases (including any Collateral Lease to be acquired with the proceeds of such Advance and the Collateral Leases allocated to any Reference Pools on such day), over (2) the aggregate principal balance of all Exchange Notes on such day (after giving effect to any payment of principal on the Exchange Notes on such day).
          “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York, St. Paul, Minnesota or Chicago, Illinois are authorized or obligated by law, regulation or executive order to close or a day on which the Corporate Trust Office of any indenture trustee involved with respect to a debt obligation secured by an Exchange Note is closed for business.
          “CAB East” means CAB East LLC, a Delaware limited liability company.
          “CAB East Agreement” means the Amended and Restated Limited Liability Company Agreement, dated as of November 1, 2004, among CAB East Holdings, as member, U.S. Bank, as Titling Company Registrar, and Ford Credit, as Titling Company Administrator.
          “CAB East Holdings” means CAB East Holdings, LLC, a Delaware limited liability company.
          “CAB West” means CAB West LLC, a Delaware limited liability company.
          “CAB West Agreement” means the Amended and Restated Limited Liability Company Agreement, dated as of November 1, 2004, among CAB West Holdings, as member, U.S. Bank, as Titling Company Registrar, and Ford Credit, as Titling Company Administrator.
          “CAB West Holdings” means CAB West Holdings, LLC, a Delaware limited liability company.

          “Certificate” with respect to any Titling Company, has the meaning specified in the related Titling Company Agreement.
          “Certificate of Title” means a certificate of title of a Leased Vehicle issued in paper form by the relevant governmental department or agency in the jurisdiction in which the Leased Vehicle is registered, or a record maintained by such governmental department or agency in the form of information stored in electronic media. However, if a certificate of title in paper form or such record stored on electronic media has not been issued or is not being maintained, the application (or copy thereof) for the certificate of title will constitute the “Certificate of Title.”
          “Class” with respect to any Titling Company, has the meaning specified in the related Titling Company Agreement.
          “Closing Date” means July 22, 2005.
          “Code” means the Internal Revenue Code of 1986.
          “Collateral” means (a) all Collateral Leases, (b) all Collateral Leased Vehicles, (c) all Collections on the Collateral Leases and the Collateral Leased Vehicles, (d) all Insurance Policies, (e) all amounts received on any Collateral Lease in respect of Dealer Recourse Rights, (f) all Collection Accounts and (g) all present and future claims, demands, causes of action and chooses in action in respect of the foregoing and all payments on or under and all proceeds in respect of the foregoing.
          “Collateral Agent” means HTD, as Collateral Agent pursuant to the Credit and Security Agreement.
          “Collateral Agent Administrator” means Ford Credit, as Collateral Agent Administrator under the HTD Administration Agreement.
          “Collateral Assets” means the Collateral Leases and the Collateral Leased Vehicles allocated to the Collateral Specified Interests.
          “Collateral Lease” means any Lease as to which the Lease Date is on or after August 1, 2005 or, with respect to any Lease relating to a Leased Vehicle that is registered in the State of New Jersey, as to which the Lease Date is on or after September 1, 2005.
          “Collateral Lease Files” means, with respect to each Collateral Lease, Collateral Leased Vehicle and Lessee, the following documents (which may be photocopies or in electronic format unless otherwise indicated):
(i)	the original of the Collateral Lease (or an electronic copy of such Collateral Lease that satisfies section 9-105 of the UCC) that is clearly marked to show the applicable Titling Company as the owner of such Collateral Lease;
(ii)	the original credit application fully executed by the Lessee;

(iii)	the Certificate of Title and all related documents retained on file by the Servicer evidencing the ownership of the related Collateral Leased Vehicle; and
(iv)	any and all other documents that the Servicer retains on file relating to the Collateral Lease, or the related Collateral Leased Vehicle or Lessee.
          “Collateral Leased Vehicle” means any Leased Vehicle that is the subject of a Collateral Lease.
          “Collateral Specified Interest” means each Specified Interest designated as a “Collateral Specified Interest” pursuant to a Collateral Titling Company Specification Notice.
          “Collateral Specified Interest Certificate” means each Certificate (as defined in the applicable Titling Company Agreement) issued by a Titling Company and representing the entire Titling Company Interest in the related Collateral Assets.
          “Collateral Titling Company Specification Notice” means a Specification Notice in substantially the form attached as Exhibit D to the Servicing Agreement.
          “Collection Account” means the account designated as such with respect to the Revolving Facility Pool or any Reference Pool, as the context may require, pursuant to Section 5.2(a) of the Servicing Agreement.
          “Collection Period” with respect to the Revolving Facility Pool or, except as otherwise provided in the related Exchange Note Supplement, any Exchange Note, a calendar month (and, with respect to any Payment Date, means the calendar month preceding such Payment Date).
          “Collections” means, with respect to the Revolving Facility Pool and, except as otherwise provided in the related Exchange Note Supplement or Servicing Supplement, any Reference Pool, all amounts Posted in respect of the Collateral Leases and Collateral Leased Vehicles included in the Revolving Facility Pool or such Reference Pool, as the case may be, including all amounts Posted from the Lessees on such Collateral Leases and all amounts received with respect to the sale or other disposition of the related Collateral Leased Vehicles.
          “Commission” means the Securities and Exchange Commission.
          “Contract Rate” means, with respect to any Lease, the internal rate of return used to calculate the Base Payment.
          “Contract Residual Value” means, with respect to any Lease, the dollar amount stated in the Lease as the value of the related Leased Vehicle at the Scheduled Lease End Date.
          “Corporate Trust Office” means, with respect to the Administrative Agent and any Titling Company Registrar, the office of such Administrative Agent or Titling Company Registrar at which its corporate trust business is administered, which on the Closing Date is located, in the case of each such Administrative Agent or Titling Company Registrar, at:

U.S. Bank National Association
209 South LaSalle Street
Suite 300
Chicago, Illinois 60604
Fax: (312) 325-8905
Telephone: (312) 325-8904
or at such other address as the party may designate by notice to the Borrowers, the Servicer and each Exchange Noteholder.
          “Covered Parties” has the meaning specified in Section 3.7(a) of the Servicing Agreement.
          “Credit and Collection Policy” means the credit and collection standards, policies, procedures and practices of the Servicer from time to time relating to motor vehicle leases and the related vehicles serviced by the Servicer.
          “Credit and Security Agreement” means the Amended and Restated Credit and Security Agreement, dated as of December 1, 2006, among the Titling Companies, as Borrowers, U.S. Bank, as Administrative Agent, HTD, as Collateral Agent and Ford Credit, as Lender and as Servicer, as supplemented by all Exchange Note Supplements.
          “Cutoff Date” means, with respect to each Exchange Note and the related Reference Pool, the date specified in the related Exchange Note Supplement (before any processing on such day).
          “Dealer” means the dealer who originated and assigned any Lease to a Titling Company under an existing agreement between such dealer and Ford Credit.
          “Dealer Proceeds” means the amount payable to the Dealer in connection with the purchase” of a Lease and related Leased Vehicle minus any deductions from such amount, in each case determined in accordance with the Credit and Collection Policy.
          “Dealer Purchase Option” means, with respect to any Lease that has been terminated, the option, if any, of the related Dealer to purchase the related Leased Vehicle for a purchase price equal to the Contract Residual Value.
          “Dealer Recourse Rights” means, with respect to any Lease or Leased Vehicle, all recourse rights against the originating Dealer.
          “Delaware LLC Act” means the Delaware Limited Liability Company Act (currently Chapter 18 of Title 6, Sections 18-101 through 18-1109 of the Delaware Code).
          “Early Termination Event” has the meaning specified in Section 6.02 of the Credit and Security Agreement.

          “Eligible State” means, with respect to any Titling Company, any State in which such Titling Company is qualified, authorized and licensed to hold title or other evidence of an interest in a Leased Vehicle.
          “ERISA” means the Employee Retirement Income Security Act of 1974.
          “Excess Mileage” means, for any Leased Vehicle, the amount assessed pursuant to the related Lease for the excess of the number of miles that such Leased Vehicle has been driven over the number of miles such Leased Vehicle may be driven during the term of such Lease without incurring an excess mileage charge.
          “Excess Wear and Use” means, for any Leased Vehicle, the amount assessed pursuant to the related Lease for damages to such Leased Vehicle that are not the result of normal wear and use, whether or not such amount has been waived or excluded.
          “Exchange Note Allocation Percentage” means, with respect to any Exchange Note and any date of determination, a fraction, expressed as a percentage, (i) the numerator of which is equal to the Exchange Note Balance of such Exchange Note and (ii) the denominator of which is equal to the sum of (x) the Revolving Facility Balance and (y) the aggregate of the Exchange Note Balances of all of the Exchange Notes.
          “Exchange Note Balance” means, with respect to any Exchange Note, the initial principal balance of such Exchange Note, as reduced by all amounts distributed on such Exchange Note and allocable to principal.
          “Exchange Note Default” has the meaning specified in Section 6.04(a) of the Credit and Security Agreement.
          “Exchange Note Interest Payment Amount” means, with respect to any Exchange Note and any Payment Date, except as otherwise specified in the related Exchange Note Supplement, the sum of:
(i)	the portion of the Exchange Note Interest Payment Amount with respect to such Exchange Note and the immediately preceding Payment Date that was not paid on such date; plus
(ii)	the product of (A) the Exchange Note Balance as of the first day of such Interest Period, times (B) the applicable Exchange Note Interest Rate, times (C) the day count fraction specified in the related Exchange Note Supplement.
          “Exchange Note Interest Rate” means, with respect to any Exchange Note and any Interest Period, the fixed rate or floating rate specified in the related Exchange Note Supplement.
          “Exchange Note Issuance Date” has the meaning specified in Section 4.02(d)(i) of the Credit and Security Agreement.

          “Exchange Note Principal Payment Amount” means the amount owed with respect to a principal payment for an Exchange Note on each applicable Payment Date.
          “Exchange Note Purchase Price” means, the amount payable with respect to an Exchange Note in connection with the redemption of such Exchange Note as set forth in the applicable Servicing Supplement.
          “Exchange Note Redemption Date” means, with respect to the redemption of any Exchange Note, the date on which such redemption is to occur pursuant to the terms of the applicable Servicing Supplement.
          “Exchange Note Register” and “Exchange Note Registrar” have the respective meanings specified in Section 4.04(a) of the Credit and Security Agreement.
          “Exchange Note Servicer Event of Default” has the meaning specified in Section 8.3 of the Servicing Agreement.
          “Exchange Note Supplement” has the meaning specified in Section 4.01(a) of the Credit and Security Agreement.
          “Exchange Noteholder” means, with respect to any Exchange Note, Ford Credit or any indorsee of such Exchange Note, as determined under Section 4.03 of the Credit and Security Agreement. For so long as any debt obligations are secured by an Exchange Note, the indenture trustee acting on behalf of the holders of such debt obligations will be deemed to be the Exchange Noteholder and after such debt obligations have been reduced to zero, the owner trustee will be deemed to be the Exchange Noteholder.
          “Exchange Notes” has the meaning specified in Section 4.01(a) of the Credit and Security Agreement.
          “Facility Amount” means $40,000,000,000, as such amount may be increased or decreased from time to time pursuant to Section 2.01(g) of the Credit and Security Agreement.
          “Facility Default” has the meaning specified in Section 6.01 of the Credit and Security Agreement.
          “Facility Servicer Event of Default” has the meaning specified in Section 8.1(a) of the Servicing Agreement.
          “Facility Termination Date” means the 20th anniversary of the Closing Date, as such date may be extended in accordance with Section 2.01(f) of the Credit and Security Agreement or such earlier date on which the Revolving Facility is terminated pursuant to agreement between the Borrowers and the Lender or pursuant to Article VI of the Credit and Security Agreement.
          “FCALM” means FCALM, LLC, a Delaware limited liability company.

          “FCALM Agreement” means the Amended and Restated Limited Liability Company Agreement, dated as of November 1, 2004, among FCALM Holdings, as Member, U.S. Bank, as Titling Company Registrar, and Ford Credit, as Titling Company Administrator.
          “FCALM Holdings” means FCALM Holdings, LLC, a Delaware limited liability company.
          “Final Scheduled Payment Date” means, with respect to any Exchange Note, the date specified in such Exchange Note or in the related Exchange Note Supplement as the fixed date that the final payment of principal on such Exchange Note is due and payable.
     “Financing Agreements” means the Credit and Security Agreement and any other similar agreement entered into by and among HTD, as collateral agent, U.S. Bank, as administrative agent, and any other titling company that is an Affiliate of Ford Credit.
          “Fitch” means Fitch, Inc., doing business as Fitch Ratings.
          “Ford Credit” means Ford Motor Credit Company, a Delaware corporation.
          “Governmental Authority” means the United States of America, any State or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
          “Holder” means, with respect to any Titling Company, each holder of a Certificate issued by such Titling Company.
          “Holding Companies” means CAB East Holdings, CAB West Holdings and FCALM Holdings.
          “Holding Company LLC Agreements” means the Amended and Restated Limited Liability Company Agreement of each Holding Company dated as of November 1, 2004, between Ford Credit and such Holding Company.
          “HTD” means HTD Leasing LLC, a Delaware limited liability company.
          “HTD Administration Agreement” means the Amended and Restated Administration Agreement dated as of December 1, 2006, between the Administrative Agent and the Collateral Agent Administrator.
          “HTD LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of HTD Leasing LLC, dated as of December 1, 2006, by U.S. Bank, as Member.
          “Indemnified Person” as used in (i) the Credit and Security Agreement, has the meaning specified in Section 8.01 of the Credit and Security Agreement, (ii) the Servicing Agreement, has the meaning specified in Section 3.3(b), (c) or (d), as applicable, of the Servicing Agreement and (iii) the HTD Administration Agreement, has the meaning specified in Section 3.2(a) or (b), as applicable, of the HTD Administration Agreement.

          “Independent” means, with respect to any Person, that such Person (i) is independent of the Borrowers and their Affiliates, (ii) does not have any direct financial interest or any material indirect financial interest in the Borrowers or any of their Affiliates and (iii) is not an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions of or for the Borrowers.
     “Information Recipients” has the meaning specified in Section 11.13(a) of the Credit and Security Agreement.
     “Insolvency Event” means, for a Person, (a) the making of a general assignment for the benefit of creditors, (b) the filing of a voluntary petition in bankruptcy, (c) being adjudged bankrupt or insolvent, or having had an order entered against such Person for relief in any bankruptcy or insolvency proceeding, (d) the filing by such Person of a petition or answer seeking reorganization, liquidation, dissolution or similar relief under any statute, law or regulation, (e) seeking, consenting to or acquiescing in the appointment of a trustee, liquidator, receiver or similar official of such Person or of all or any substantial part of such Person’s assets, (f) the failure to obtain dismissal or a stay within 60 days of the commencement of or the filing by such Person of an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in any proceeding against such Person seeking (i) reorganization, liquidation, dissolution or similar relief under any statute, law or regulation or (ii) the appointment of a trustee, liquidator, receiver or similar official of such Person or of all or any substantial part of such Person’s assets, or (g) the failure by such Person generally to pay its debts as such debts become due.
          “Insurance Policies” means any residual value, comprehensive, collision, liability, physical damage, credit or other insurance policy, insurance policy covering all or a portion of the Excess Wear and Use amounts that are waived pursuant to an exclusion from or waiver of Excess Wear and Use charges purchased by the related Lessee at the inception of such Lease and any contingent or excess liability insurance policy or program, and all rights thereunder, that are maintained by the Servicer, an Affiliate of the Servicer or a Lessee, in each case to the extent that such policy or program covers or applies to (i) any Collateral Lease or Collateral Leased Vehicle or (ii) the ability of any Lessee to make any required payment under any such Collateral Lease or with respect to the related Collateral Leased Vehicle.
          “Intercreditor Agreement” means the Intercreditor Agreement, dated as of November 1, 2004, among (i) Ford Credit, as Titling Company Administrator and an Interest Holder, (ii) CAB East, CAB West, FCALM, Ford Credit Titling Trust and each other Person becoming party to such agreement as a “Titling Company,” as Titling Companies, (iii) each of the Holding Companies and Ford Credit Auto Lease LLC, as initial Multiple-Use SPVs and Interest Holders, (iv) U.S. Bank, as Titling Company Trustee/Registrar, (v) Ford Credit Auto Lease Trust 2004-A, as an Interest Holder, (vi) JPMorgan Chase Bank, N.A., as indenture trustee and (vi) certain other Persons becoming party thereto pursuant to a Joinder Agreement.
          “Interest Period” means, with respect to the Revolving Facility and, except as otherwise provided in the related Exchange Note Supplement, any Exchange Note:

(i)	in the case of the first Payment Date, the period from and including the Closing Date to and including the last day of the calendar month in which the Closing Date occurs; and
(ii)	in the case of all other Payment Dates, the calendar month immediately preceding the calendar month during which such Payment Date occurs.
          “Investment Company Act” means the Investment Company Act of 1940.
          “IRS” means the Internal Revenue Service.
          “Joinder Agreement” means each joinder agreement substantially in the form of Exhibit A to the Intercreditor Agreement.
          “Lease” means any lease agreement for a motor vehicle entered into between a Lessee and a Dealer and assigned by such Dealer to a Titling Company.
          “Lease Balance” means, with respect to any Lease and any Collection Period, the sum of the present values of:
(i)	the scheduled Base Payments (determined as of the Cutoff Date) remaining after the end of the Collection Period (or, for an Advance Payment Plan Lease, zero); and
(ii)	the Contract Residual Value of the related Leased Vehicle,
in each case, computed using a discount rate equal to the Contract Rate on the basis of a 360-day year of twelve 30-day months to the beginning of such Collection Period and assuming each amount is received at the end of the Collection Period in which the amount is scheduled to be received.
          “Lease Date” means, with respect to any Lease, the date set forth as the “Lease Date” or date of inception in the Lease.
          “Leased Vehicle” means any motor vehicle, together with all attached items or accessories, that is subject to a Lease.
          “Lender” means Ford Credit, in its capacity as Lender under the Credit and Security Agreement.
          “Lessee” means the lessee of a Leased Vehicle or any Person who is obligated to make payments on the related Lease (other than any Dealer in respect of any recourse rights against the Dealer).
          “Lessee Purchase Option” means, with respect to any Lease, the Lessee’s option under the Lease to purchase the related Leased Vehicle.

          “License Agreement” means the License Agreement dated as of July 22, 2005, among Ford Credit, as licensor, HTD Leasing LLC, as Collateral Agent and licensee, and U.S. Bank as Administrative Agent.
          “Lien” means a security interest, lien, charge, pledge, equity, or encumbrance of any kind.
          “Monthly Exchange Note Report” has the meaning specified in Section 9.2 of the Servicing Agreement.
          “Monthly Revolving Facility Pool Report” has the meaning specified in Section 9.1 of the Servicing Agreement.
     “Moody’s” means Moody’s Investors Service, Inc.
     “New York UCC” has the meaning specified in Section 5.2(b) of the Servicing Agreement.
          “Officer’s Certificate” means, subject to the terms of any applicable Exchange Note Supplement, with respect to the Servicer, a certificate signed by the chairman of the board, the president, any executive vice president, any vice president, the treasurer, any assistant treasurer, the secretary, any assistant secretary or the controller of the Servicer; and with respect to any Borrower or Borrowers, a certificate signed by any Authorized Person of such Borrower or Borrowers.
          “Opinion of Counsel” means a written opinion of counsel who may, except as otherwise provided in the Credit and Security Agreement, be employees of or counsel to a Borrower or an Affiliate of a Borrower and, in the case of an opinion of counsel to be delivered to the Administrative Agent (i) is delivered by counsel reasonably acceptable to the Administrative Agent and (ii) is addressed to the Administrative Agent.
          “Other Assets” has the meaning specified in Section 10.07(b)(ii) of the Credit and Security Agreement.
          “Other Liabilities” has the meaning specified in Section 10.07(c) of the Credit and Security Agreement.
          “Outstanding” means, with respect to the Exchange Notes, as of any date, all Exchange Notes authenticated and delivered under any Exchange Note Supplement on or before such date except:
                    (i) Exchange Notes that have been cancelled by the Borrower or delivered to the Administrative Agent for cancellation;
                    (ii) Exchange Notes or portions of Exchange Notes to the extent an amount necessary to pay all or such portion of such Exchange Notes has been deposited with the Administrative Agent in trust for the Exchange Noteholders of such Exchange Notes on or before such date, provided that if such Exchange Notes are to be redeemed, notice of such redemption has been duly given pursuant to any Exchange Note Supplement or provision for such notice has been made, satisfactory to the Administrative Agent; and
                    (iii) Exchange Notes in exchange for or in lieu of which other Exchange Notes have been authenticated and delivered pursuant to an Exchange Note Supplement unless proof satisfactory to the Administrative Agent is presented that a bona fide purchaser holds any such Exchange Notes;
provided that in determining (A) whether the Exchange Noteholders of Exchange Notes evidencing the requisite Exchange Note Balance have given any request, demand, authorization, direction, notice, consent, or waiver under any Basic Document, Exchange Notes owned by the Borrowers, the Servicer and any of their Affiliates will be disregarded and deemed not to be Outstanding and (B) whether the Administrative Agent is protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only Exchange Notes that an Authorized Person of the Administrative Agent knows to be so owned will be disregarded and deemed not to be Outstanding. Exchange Notes owned by the Borrowers, the Servicer or any of their Affiliates that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Administrative Agent the pledgee’s right to act with respect to such Exchange Notes and that the pledgee is not the Borrowers, the Servicer or any of their Affiliates. The indenture trustee with respect to any debt obligations secured by an Exchange Note will be deemed to have established its right to act with respect to such Exchange Note.
          “Payment Date” means (i) with respect to the Revolving Facility, the 15th day of each calendar month or, if such day is not a Business Day, the next Business Day, beginning in August, 2005 and (ii) with respect to any Exchange Note, the dates specified in the related Exchange Note Supplement.
          “Permitted Investments” means, with respect to any Collection Account (and except, in the case of a Collection Amount relating to a Reference Pool, to the extent otherwise provided in the related Exchange Note Supplement) book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form that evidence:
(i)	direct non-callable obligations of, and obligations fully guaranteed as to timely payment by, the United States;
(ii)	demand deposits, time deposits, certificates of deposit or bankers’ acceptances of any depository institution or trust company (A) incorporated under the laws of the United States or any State thereof or any United States branch of a foreign bank, (B) subject to supervision and examination by federal or State banking or depository institution authorities and (C) that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof have the Required Rating;

(iii)	commercial paper, including asset-backed commercial paper, having, at the time of the investment or contractual commitment to invest is made, the Required Rating;
(iv)	investments in money market funds having, at the time of the investment or contractual commitment to invest is made, a rating in the highest investment grade category from each of S&P and Moody’s (including funds for which the Administrative Agent or any of its Affiliates is investment manager or advisor);
(v)	repurchase obligations with respect to any security that is a direct non-callable obligation of, or fully guaranteed by, the United States or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii) above; and
(vi)	any other investment for which the Borrowers or the Administrator has received confirmation will not result in a downgrade from each nationally recognized statistical rating organization rating any debt obligations that are secured by the applicable Exchange Note.
          “Permitted Lien” means, with respect to any Lease or Leased Vehicle, any tax lien, mechanics’ lien or lien that attaches to a Lease or Leased Vehicle by operation of law and arising solely as a result of an action or omission of the related Lessee and the lien of the Collateral Agent pursuant to the Credit and Security Agreement.
          “Person” means any legal person, including any corporation, estate, natural person, firm, joint venture, joint stock company, limited liability company, limited liability partnership, partnership (limited or general), trust, business trust, unincorporated organization, association, enterprise, Governmental Authority, any department or agency of any Governmental Authority or any other entity of whatever nature.
          “Plan” means a Benefit Plan Investor that is subject to Title I of ERISA, Section 4975 of the Code or substantially similar federal, state or local law.
          “Posted” means, with respect to any amount (including any proceeds of the disposition of a Leased Vehicle), except as otherwise specified in the Servicing Agreement or, if applicable, the related Servicing Supplement, the amount that the Servicer has received, identified and posted to a particular Lessee’s account in the Servicer’s receivable system in accordance with the Credit and Collection Policy, the Servicing Agreement and, if applicable, the related Servicing Supplement.
          “Posting Date” means the date a particular amount is Posted.
          “Potential Early Termination Event” means any occurrence that with notice or lapse of time or both would become an Early Termination Event.

          “Potential Exchange Note Default” means any occurrence that with notice or lapse of time or both would become an Exchange Note Default.
          “Potential Facility Default” means any occurrence that with notice or the lapse of time or both would become a Facility Default.
          “Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.
          “Protected Purchaser” has the meaning specified in Section 4.05(a) of the Credit and Security Agreement.
          “Qualified Institution” means, with respect to any Exchange Note, subject to the related Exchange Note Supplement, any bank or depository institution organized under the laws of the United States or any State or any United States branch or agency of a foreign bank or depository institution that is subject to supervision and examination by federal or State banking or depository institution authorities and which bank or depository institution (i) has a short-term deposit rating of “P-1” by Moody’s, “A-1+” by Standard & Poor’s and “F-1” by Fitch, (ii) if such bank or depository institution holds any Titling Company Note Series Account other than as segregated trust accounts and the deposits are to be held in such accounts more than 30 days, has a long-term unsecured debt rating or Borrower rating of “AA-” by Standard & Poor’s and (iii) in the case of any such institution organized under the laws of the United States, whose deposits are insured by the Federal Deposit Insurance Corporation.
          “Qualified Trust Institution” means the corporate trust department of The Bank of New York, U.S. Bank Trust National Association, U.S. Bank National Association or any other bank or depository institution organized under the laws of the United States or any State or any United States branch or agency of a foreign bank or depository institution that is subject to supervision and examination by federal or State banking authorities that (a) is authorized under such laws to act as a trustee or in any other fiduciary capacity and (b) has a long-term deposit rating of not less than “Baa3” from Moody’s.
          “Rating Agency” means each of the nationally recognized statistical rating organizations that is then rating debt obligations secured by an Exchange Note.
          “Reallocation Notice” with respect to any Titling Company, has the meaning specified in the related Titling Company Agreement.
          “Reference Pool” has the meaning specified in Section 4.01(b) of the Credit and Security Agreement.
          “Reference Pool Balance” means, with respect to any Reference Pool, the sum of the Lease Balances of the Leases included in such Reference Pool.
          “Reference Pool Servicing Fee” has with respect to any Reference Pool, the meaning specified in the related Servicing Supplement.

          “Registered Pledgee” with respect to any Titling Company, has the meaning specified in the related Titling Company Agreement.
          “Required Rating” means, with respect to short-term unsecured debt obligations a rating of (i) “P-1” by Moody’s, (ii) “A-1+” by Standard & Poor’s and (iii) if rated by Fitch, “F1+” by Fitch.
          “Reserve Account” means the account established pursuant to a Servicing Supplement in connection with the issuance of an Exchange Note.
          “Reserve Amount” means, with respect to any date, the amount on deposit in the applicable Reserve Account at the opening of business on such date unless otherwise specified.
          “Revolving Facility” means the uncommitted revolving credit facility provided by the Lender to the Borrowers pursuant to Section 2.01 of the Credit and Security Agreement.
          “Revolving Facility Allocation Percentage” means, as of any date of determination, a fraction, expressed as a percentage (i) the numerator of which is equal to the Revolving Facility Balance and (ii) the denominator of which is equal to the sum of (x) the Revolving Facility Balance and (y) the aggregate of the Exchange Note Balances of all of the Exchange Notes.
          “Revolving Facility Balance” means, as of any date of determination, the unpaid principal amount of all Advances outstanding under the Credit and Security Agreement.
          “Revolving Facility Interest Payment Amount” means, with respect to any Payment Date and the related Interest Period, the sum of:
(i)	the portion of the Revolving Facility Interest Payment Amount with respect to the immediately preceding Payment Date that was not paid in such date; and
(ii)	the product of (A) the arithmetic mean of (x) the Revolving Facility Balance as of the open of business on the first day of such Interest Period and (y) the Revolving Facility Balance as of the close of business on the last day of such Interest Period, times (B) the Revolving Facility Interest Rate, times (C) the actual number of days elapsed in such Interest Period divided by 365 (in the case of an Interest Period falling within a year that is not a leap year) or 366 (in the case of an Interest Period falling within a leap year).
          “Revolving Facility Interest Rate” means, with respect to any Interest Period, the floating rate determined by the Servicer for such Interest Period plus the spread (if any), each as determined in accordance with the terms set forth in Exhibit C of the Credit and Security Agreement, as such terms may be modified from time to time in accordance with Section 2.03(b) of the Credit and Security Agreement.

     “Revolving Facility Pool” means, as of any date, all Collateral Leases on such date, including any Collateral Leases acquired with the proceeds of an Advance made on such date, but excluding any Collateral Lease designated as part of a Reference Pool as of such date.
          “Revolving Facility Pool Additional Amounts” means, with respect to any Payment Date in respect of the Revolving Facility, amounts that are designated as “Revolving Facility Pool Additional Amounts” on or prior to such Payment Date in accordance with Section 10.03(g) of the Credit and Security Agreement.
          “Revolving Facility Pool Servicing Fee” means, with respect to any Collection Period, a fee payable by the Holding Companies as Holders of the Collateral Specified Interest Certificates to the Servicer in an amount equal to the product of:
(i)	one-twelfth of 1%; times
(ii)	the aggregate Lease Balance of the Collateral Leases (excluding Collateral Leases that have been allocated to a Reference Pool) determined as of the end of the preceding Collection Period.
          “Revolving Facility Principal Payment Amount” has the meaning specified in Section 2.01(c) of the Credit and Security Agreement.
          “Revolving Facility Servicer Event of Default” has the meaning specified in Section 8.2(a) of the Servicing Agreement.
          “Revolving Period” means the period beginning on and including the Closing Date and ending on but excluding the earlier of (i) the Facility Termination Date, or (ii) the date on which the Lender terminates the Revolving Period pursuant to Section 2.01(f) or Section 6.04 of the Credit and Security Agreement.
          “Schedule of Reference Pool Assets” means the Schedule of Reference Pool Assets attached to each Exchange Note Supplement.
          “Scheduled Lease End Date” means, with respect to any Lease, the date set forth in such Lease as the termination date adjusted to take into account any Payment Extension through and including the Cutoff Date.
          “Secured Obligations” has the meaning specified in Section 3.02(b) of the Credit and Security Agreement.
          “Secured Parties” means the Lender and each Exchange Noteholder.
          “Securities Act” means the Securities Act of 1933.
          “Series,” with respect to any Titling Company, has the meaning specified in the related Titling Company Agreement.

          “Servicer” means Ford Credit, as servicer with respect to the Collateral Specified Interests pursuant to the Servicing Agreement.
          “Servicer Event of Default” means a Facility Servicer Event of Default, a Revolving Facility Servicer Event of Default or an Exchange Note Servicer Event of Default, as the context requires.
          “Servicing Agreement” means the Amended and Restated Servicing Agreement, dated as of 1, 2006, among Ford Credit, as Servicer with respect to the Collateral Specified Interests and as Lender, the Holding Companies, as Holders of the Collateral Specified Interest Certificates, and HTD, as Collateral Agent, as supplemented by each Servicing Supplement.
          “Servicing Fee” means, with respect to any Collection Period, the sum of Revolving Facility Pool Servicing Fee and the Reference Pool Servicing Fees, if any.
          “Servicing Supplement” has the meaning specified in Section 2.3 of the Servicing Agreement.
          “Shared Amounts” means, with respect to any Reference Pool, any amounts that are designated as “Shared Amounts” pursuant to the applicable Exchange Note Supplement.
          “Specification Notice,” with respect to any Titling Company, has the meaning specified in the related Titling Company Agreement.
          “Specified Interest,” with respect to any Titling Company, has the meaning specified in the related Titling Company Agreement.
          “Standard & Poor’s” and “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.
          “State” means any State or Commonwealth of the United States or the District of Columbia.
          “Titling Company” means each of CAB East, CAB West, and FCALM.
          “Titling Company Administrator” means Ford Credit, as Administrator under each Titling Company Agreement.
          “Titling Company Administrator Fee” means, with respect to each Titling Company and any Specified Interest, the Specified Asset Titling Company Administrator Fee with respect to the such Specified Interest.
          “Titling Company Agreements” means the CAB East Agreement, the CAB West Agreement and the FCALM Agreement.
          “Titling Company Interest” with respect to any Titling Company, has the meaning specified in the related Titling Company Agreement.

          “Titling Company Registrar,” with respect to any Titling Company, has the meaning specified in the related Titling Company Agreement.
          “Transfer” has the meaning specified in Section 4.04(f)(iv) of the Credit and Security Agreement.
          “Treasury Regulations” means the regulations promulgated by the U.S. Department of Treasury pursuant to the Code.
          “UCC” means the Uniform Commercial Code as in effect in any relevant jurisdiction.
          “U.S. Bank” means U.S. Bank National Association, a national banking association.

SCHEDULE I
ADDRESSES FOR NOTICES
     Addresses for notices pursuant to Section 10.3 of the Servicing Agreement:

(i)	In the case of the Servicer:

Ford Motor Credit Company
c/o Ford Motor Company
World Headquarters
One American Road, Suite 801 -C 1
Dearborn, Michigan 48126
Attention: Securitization Operations Supervisor
Telephone: (313) 5943495
Facsimile: (313) 3904133

with a copy to:

Ford Motor Credit Company
One American Road, Suite 241
Dearborn, Michigan 48126
Attention: Corporate Secretary
Telephone: (313) 322-3000
Facsimile: (313)248-7613

(ii)	In the case of CAB East Holdings,
CAB West Holdings and FCALM Holdings, to such person:

c/o Ford Motor Credit Company
c/o Ford Motor Company
World Headquarters
One American Road, Suite 801-Cl
Dearborn, Michigan 48126
Attention: Ford Credit SPE Management Office
Telephone: (313) 594-3495
Facsimile: (313) 390-4133